UNITED STATES
                 SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549

                        SCHEDULE 14C INFORMATION

              Information Statement Pursuant to Section 14(c)
                   of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ]  Confidential, for use of the Commission only (as permitted by Rule
       14c-5(d)(2)
[x]  Definitive Information Statement

                  CHINA STATIONERY & OFFICE SUPPLY, INC.
            (Name of Registrant as Specified In Its Articles)

Payment of Filing Fee (Check the appropriate box):

[ }  No Fee Required.
[x]  Fee computed on table below per Exchange Act Rules
       14c-5(g) and 0-11.
      (1) Title of each class of securities to which transaction
           applies:   Common Stock
      (2) Aggregate number of securities to which transaction applies:
            18,000,000
      (3) Per unit price or other underlying value of transaction
           computed pursuant to Exchange Act Rule 0-11:   $.01
      (4)  Proposed maximum aggregate value of transaction:  $180,000
      (5)  Total fee paid:   $36.00

[x]  Fee paid previously with preliminary material
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Dated Filed:
COPY TO:
Jody M. Walker
Attorney At Law
7841 South Garfield Way
Centennial, CO 80122
303-850-7637

              China Stationery & Office Supply, Inc.
                       708 Third Avenue
                    New York City, NY 10017
                           212-508-4700

                       INFORMATION STATEMENT

   PURSUANT TO SECTION 14(c) OF THE SECURITIES EXCHANGE ACT OF 1934
          THIS INFORMATION INSTATEMENT IS BEING PROVIDED TO YOU
                 BY THE BOARD OF DIRECTORS OF CHINA STATIONERY

                  We Are Not Asking You for a Proxy and
                You are Requested Not to Send Us a Proxy

This information statement is being mailed on or about April 28, 2011 to the holders of record at the close of business January 19, 2011 of the common stock, par value $0.001 per share of China Stationery & Office Supply, Inc., a Delaware corporation), in connection with the following:

1.  Merger of Global Arena Holding Subsidiary Corp. into China
Stationery;
2. An amendment of the Articles of Incorporation to change the name of China Stationery to Global Arena Holding Corp. to more accurately reflect the business of China Stationery;
3.  A 1 for 20 reverse stock split; and

This notice and the information statement attached hereto shall be considered the notice required under Section 228(e) of the Delaware General Corporation Law. The action approved cannot be taken until at least 20 days from the date of mailing this Information Statement.

Our board of directors has unanimously approved resolutions to merge Global Arena Holding into China Stationery, to change the name of China Stationery and to effect the reverse split. Holders of a majority of our issued and outstanding shares of common stock have signed the consent. Accordingly, your approval is not required and is not being sought.


Important Notice Regarding the Availability of Information Statement for Corporate Action By Written Consent to be Taken no Earlier Than on May 18, 2011

This is Not a Notice of a Meeting of Stockholders and No Stockholders' Meeting Will Be Held to Consider Any Matter Described Herein

              China Stationery & Office Supply, Inc.
                       708 Third Avenue
                    New York City, NY 10017
                           212-508-4700

                       Information Statement

Pursuant to Section 14 of the Securities Exchange Act of 1934 and
Regulation 14C and Schedule 14C Thereunder

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the following action was taken pursuant to the consent which approved resolutions to merge Global Arena Holding into China Stationery, to change the name of China Stationery and to effect the reverse split. The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 100,000,000.

Stockholders of record as of January 19, 2011, the date the holders of a majority of our issued and outstanding shares of common stock sufficient to approve the reverse split signed the consent, are entitled to notice of the foregoing.

Pursuant to the General Corporation Law of the state of Delaware, holders of record of common stock as of January 19, 2011 who do not wish to accept the merger consideration in exchange for their shares of Common Stock have the right to demand an appraisal, and be paid the "fair value" of their shares of our common stock as determined by the Court of Chancery of the state of Delaware. To exercise appraisal rights, holders of record of Common Stock must submit a written demand for an appraisal no later than 20 days after the mailing of this information statement, or May 18, 2011, and comply with other procedures set forth in Section 262 of the DGCL. A summary of appraisal rights and how to make a proper demand for appraisal are set forth in the accompanying information statement. A copy of Section 262 of the DGCL is attached to the accompanying information statement as Annex B.

This notice of written consent and appraisal rights and the attached information statement are being sent to you for information purposes only. We urge you to read the entire information statement carefully. Your vote is not required for the completion of the merger and, except to the extent you intend to perfect appraisal rights, you are not being asked to take any action in connection with the merger before its completion. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the adoption of the merger agreement will not be effective and the closing on the Merger will not occur until 20 days after the date the attached information statement is mailed to China Stationery's stockholders. You will be advised once the merger is completed and if you have perfected your appraisal rights, to seek appraisal of your shares, as provided by the DGCL.

This notice and the accompanying information statement shall constitute notice to you from China Stationery of (i) the action by written consent taken by China Stationery in accordance with Section 228(e) of the DGCL and the China Stationery's By-laws and (ii) the availability of appraisal rights under Section 262 of the DGCL.

Only one Information Statement is being delivered to two or more security holders who share an address unless China Stationery has received contrary instruction from one or more of the security holders. We will promptly deliver, upon written or oral request a separate copy of the information statement to a security holder at a shared address. Notify the registrant at 708 Third Avenue, New York, New York 10017, 212-508-4700 if you are a security holder sharing an address and would like delivery of a single copy of annual reports to security holders, information statements, or Notices of Internet Availability of Proxy Materials in the future. We will pay all costs associated with the preparation and distribution of this Information Statement, including all mailing and printing expenses. We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common shares held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS' MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By order of the Board of Directors

/s/John Matthews
--------------------
Chief Executive Officer

April 18, 2011

                        Table of Contents

Corporate Actions
1.  Merger of Global Arena Holding Subsidiary Corp. into
    China Stationery                                           6
     Questions and Answers about the Merger                    6
     The Parties to the Merger                                 8
        China Stationery & Office Supply, Inc.
        Global Arena Holding Subsidiary Corp.
     Information About Global Arena Holding                    9
        Market for the Common Equity of Global Arena Holding Management's Discussion and Analysis of Financial
         Condition and Results of Operations
        Financial Statements of Global Arena Holding
     The Merger                                               43
        Overview
        The Merger Consideration
        Required Approval of the Merger; Written Consent
        Record Date
        Background of the Merger
        Recommendation of the Board of Directors
        Reasons for the Merger
        Funding of the Merger
        Conditions of the Merger
        Termination of the Merger Agreement
        Material U.S. Federal Income Tax Consequences
        Interests of Directors and Officers in the Merger
        Market Price of China Stationery Common Stock and
          Dividend Information
        Appraisal Rights
        Proforma Condensed Combined Financial Statements

2.  Approval of Change of the Name of China Stationery to
      Global Arena Holding Corp. to More Accurately Reflect
      The Business of China Stationery                        59
3.  Approval of a Reverse Stock Split                         59

Security Ownership of Certain Beneficial Owners                  63
Directors and Executive Officers                                 65
Cautionary Note Regarding Forward-Looking Statements             67
Additional Information                                           69
Incorporation by Reference                                       69

1.  Merger of Global Arena Holding Subsidiary Corp. into China
Stationery

Questions and Answers about the Merger
--------------------------------------
The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger Agreement and the Merger. These questions and answers may not address all questions that may be important to you as a stockholder. Please refer to the more detailed information contained elsewhere in this information statement, the annexes to this information statement and the documents referred to or incorporated by reference in this information statement.
Q.
What is the proposed transaction?
A.
The proposed transaction is the acquisition of Global Arena Holding by China Stationery pursuant to the Merger Agreement. Upon the terms and subject to the satisfaction or waiver of the conditions under the Merger Agreement, Global Arena Holding will merge with and into China Stationery, with China Stationery being the surviving corporation.
Q.
When is the Merger expected to be completed?
A.
Under applicable securities regulations, the Merger cannot be completed until 20 days after we mail this information statement to our stockholders. We expect the Merger to occur on or about May 15, 2011, or as promptly as practicable thereafter; however, there is no assurance that the Merger will close at that time, if at all.
Q.
What happens if the Merger is not consummated?
A.
If the Merger is not completed for any reason, Global Arena Holding stockholders will not receive 1.5 common shares of China Stationery in exchange for their Global Arena Holding shares in connection with the Merger.
Q.
Why did I receive this information statement?
A.
Applicable laws and regulations require us to provide you with notice of the written consent delivered by certain shareholders, as well as other information, regarding the Merger, even though your vote or consent is neither required not requested to adopt the Merger Agreement or complete the Merger. We are also providing this information statement to provide you with notice of your appraisal rights under
Section 262 of the DGCL, described below.
Q.
Why am I not being asked to vote on the Merger?
A.
The Merger requires the adoption of the Merger Agreement by the holders of a majority of the outstanding shares of our Common Stock voting (or consenting in writing in lieu of voting), as a single class. The requisite stockholder approval was obtained following the execution of the Merger Agreement on January 19, 2011, when a written consent adopting the Merger Agreement and authorizing the transactions contemplated by the Merger Agreement, including the Merger was delivered to China Stationery and Global Arena Holding by certain shareholders, who owned more than 51% of our outstanding common shares on that date. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy and you are requested not to send us a proxy.
Q.
What is the recommendation of the board of directors regarding the Merger Agreement?
A.
Our board of directors voted to approve and recommend the adoption of the Merger Agreement on January 19, 2011 and determined that the Merger and the Merger Agreement were advisable to and in the best interests of the China Stationery stockholders.
Q.
Am I entitled to appraisal rights?
A.
Yes. You are entitled to appraisal rights if you properly exercise and perfect such appraisal rights in accordance with the procedures specified in Section 262 of the DGCL in connection with the Merger. Furthermore, this information statement constitutes notice to you of the availability of appraisal rights under Section 262 of the DGCL, a copy of which is attached to this information statement as Annex B. Stockholders intending to exercise appraisal rights should carefully review Annex B. Failure to follow any of these statutory procedures set forth in Annex B may result in a termination or waiver of your appraisal rights under applicable law. Therefore, this disclosure and Annex B should be reviewed carefully by any stockholder who wishes to exercise statutory appraisal rights or who wishes to reserve the right to do so.
Q.
Where can I find more information about China Stationery?
A.
We file periodic reports and other information with the SEC. Such reports and other information are available for inspection at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for information about these facilities. Copies of such information may be obtained by mail, upon payment of the SEC's customary charges, by writing to the SEC at 100 F Street, N.E., Washington, D.C. 20549. The SEC also maintains a Website on the Internet at www.sec.gov that contains reports, proxy statements and other information about China Stationery that we file electronically with the SEC.
Q.
Who can help answer my questions?
A.
If you have questions about the Merger after reading this information statement, please contact China Stationery in writing at our principal executive offices at 708 Third Avenue, New York City, NY 10017
Attention: Chief Financial Officer, or by telephone at (212) 508-4700.

General

This summary term sheet highlights selected information from this Information Statement about the Merger and may not contain all of the information that is important to you as a shareholder of China
Stationery. Accordingly, we encourage you to read carefully this entire document and the other documents to which we refer you.

                                                     PARTIES TO THE MERGER

     China Stationery & Office Supply, Inc., a Delaware corporation. In early November 2010, the board of directors of China Stationery changed its business plan to pursue global wealth strategy and asset management for high net-worth individuals, families and institutional clients. China Stationery intends to offer services including separately-managed accounts, sub-advisory relationships, structured products, mutual funds, and other investment vehicles to unaffiliated corporate and public employee pension funds, endowment funds, domestic and foreign institutions, and governments and affiliates around the world. China Stationery will also offer in-depth portfolio strategy, trading and brokerage services to institutional and individual investors. Prior to the change in its business plan, China Stationery's primary business, through Ningbo Binbin Stationery Co., Ltd., its then operating subsidiary based in China, was to develop, manufacture and market office supplies including stationery, hole punchers, staplers, pens and pencils, rubber stamps, felt markers and numerous other items, which are sold through a worldwide network of distributors in China.

     On January 1, 2011, Wei Chenghui, as manager of Ningbo Binbin Stationery Co., Ltd., exercised the call option pursuant to the exercise provisions of an Assignment and Assumption and Management Agreement.

     Pursuant to an Assignment and Assumption and Management Agreement dated October 27, 2010, the registrant granted the manager an irrevocable call option to acquire all of the registered capital of the Ningbo Binbin. The manager also granted to the registrant an irrevocable put option to cause the manager to purchase all of the registered capital of Ningbo Binbin. Either the put option or the call option could be exercised at any time when Ningbo Binbin does not represent substantially all of the assets of the registrant. In addition, the call option could be exercised by the manager at any time on or after January 1, 2011.

     Upon exercise of the call option, the manager delivered to the registrant, duly endorsed for transfer to the registrant, one or more certificates representing in aggregate three million seven hundred ninety six thousand nine hundred thirty eight (3,796,938) shares of the registrant's common stock and a written personal and unconditional
guarantee of the obligations of Ningbo Binbin.   The registrant will
provide any reasonable assistance required by the manager to affect the registration with the government of China of the transfer of the registered capital of Ningbo Binbin.

       Global Arena Holding Subsidiary Corp., a Delaware corporation, is a holding company and owns and operates through its subsidiaries, Global Arena Investment Management LLC, Global Arena Commodities Corp., Global Arena Trading Advisors LLC, Lillybell Entertainment LLC and a minority owned investment in Global Arena Capital Corp.

Information about Global Arena Holding Subsidiary Corp.

     Business of Global Arena Holding
     --------------------------------
Global Arena Holding is a holding company and owns and operates through its subsidiaries.

Global Arena Investment Management LLC
Global Arena Holding owns 95% of Global Arena Investment Management, which operates as a registered investment. GAIM is a Registered
Investment Advisor with the Securities Exchange Commission, Central Registry Deposit Number 135835.

Michael Cohn has been a financial services professional for over 22 years, and is the president of GAIM. Since 2004, Mr. Cohn was the portfolio manager and chief investment strategist at Atlantis Asset Management. His specialties are equities, derivatives, commodities and fixed income strategies using innovative risk management techniques to preserve wealth, and create high income and growth oriented portfolios with lowered market risk.

From 1995 to 2003, he was the president and managing partner of Raymar Capital Inc., a stock and option specialist firm on the American Stock Exchange. Mr. Cohn started his career in 1985 at Bear Stearns & Co. in New York City. His experience there included Treasury bond trading, mortgage backed securities trading and underwriting, risk arbitrage, and OTC trading. He has been a member of both the New York and American Stock Exchanges. Mr. Cohn is a risk management consultant to other asset managers and financial advisors on using derivatives to manage risk and create income. Mr. Cohn has been quoted on CNBC and in major financial print publications such as Forbes, Wealth Manager, Financial Planning and others. Mr. Cohn has had articles published in journals such as the Journal of Wealth Management.

On July 27, 2009, Global Arena Holding, purchased a customer list from the MF Group, a securities brokerage and asset management firm that had been in existence for 20 years.

GAIM currently manage approximately $110,000,000 in separately managed accounts. The majority of the assets of the customer accounts are held at Fidelity Advisor, our clearing firm and custodian

GAIM is a global wealth strategy and asset management firm for high net-worth individuals, families and institutional clients. GAIM offers services including separately-managed accounts, mutual funds, and other investment vehicles to unaffiliated corporate and public employee pension funds, endowment funds, domestic and foreign institutions, and governments and affiliates around the world. GAIM also offers in-depth portfolio strategy, trading and risk management services to institutional and individual investors.

GAIM believes the client is best served if given access to a diversity of strategies, platforms and manager styles under one top-level umbrella firm. Each manager is free to operate independently deriving the benefits of economies of scale of the top-level operating environment, yet each contributing to the whole by providing a diversity of investment perspective and expertise.

GAIM has three related rules:
   -  Maintain independence and avoid conflicts of interest;
   -  Act in accord with the highest ethical standards; and
   - The organization operates with 100% investment transparency and performance disclosure.

                      Global Arena Investment Management LLC

Wealth Management for        Portfolio Management for      Institutional Investors
Taxable & Tax-Exempt Clients Institutional Investors        & Consulting
-  Asset Allocation         - All Cap Core Portfolios    - Private placements
-  Equity, Fixed Income     - Investment Policy Design   - Executive Concentrated
-  Risk Management          - Multi-Strategy             - Corporate Cash Management

Global Arena Commodities Corporation
Global Arena Commodity Corporation completed its registration with the National Futures Association in July 2009. Our NFA Registration is 0409315. GACOM is owned 100% by Global Arena Holding.

GACOM is directed by its president, John Piazza, who brings over 20 years of financial trading experience.

Mr. Piazza is licensed with the NFA and has been a member of the American Stock Exchange and the New York Mercantile Exchange. From 2006 to 2007, he worked with the Commodities Division of Clark Dodge &
Company.

From 2003-2006, he was an independent trader and broker on the trading floor of the COMEX Division of the NYMEX, trading and managing a portfolio of gold and silver futures and options in addition to executing customer orders. From 1986 to 2003, Mr. Piazza joined Triple J Trading, LLP, a successor to S&S Securities, as a manager of the group, responsible for developing and implementing strategies to manage risk.

Mr. Piazza was a independent option principal member of the AMEX, acting as a market maker in listed equity and index options and trading these securities as well as equities and derivative products in a proprietary account. Mr. Piazza began his career in 1981 on the trading floor of the American Stock Exchange with the firm of Dritz, Goldring, and Wohlreich. As a specialist in corporate bonds, equities, and equity and index options, Mr. Piazza was responsible for trading in the firm account while serving as the primary market maker in these
securities.   Mr. Piazza became a registered member of the National

Future Association and a licensed Member of the New York Mercantile Exchange. Mr. Piazza attended Yale University and holds Series 3 and Series 7 commodity and securities industry licenses.

GACOM is headquartered at 708 Third Avenue, 11th Floor. New York, New
York, 10017.

GACOM is focused on providing commodity brokerage facilities to professional traders, Commodity Trading Advisors, Commodity Pool
Operators as well as offering managed futures accounts to institutional and individual investors.

Global Arena Trading Advisors LLC
Global Arena Trading Advisors LLC is a registered commodities trading advisory firm, NFA identification number 0416975, which was formed in December 2009.

GATA is directed by its president John Piazza, who brings over 20 years of financial trading experience.

Mr. Piazza is licensed with the NFA and has been a member of the American Stock Exchange and the New York Mercantile Exchange. From 2006 to 2007, he worked with the Commodities Division of Clark Dodge &
Company.

From 2003-2006, he was an independent trader and broker on the trading floor of the COMEX Division of the NYMEX, trading and managing a portfolio of gold and silver futures and options in addition to executing customer orders. From 1986 to 2003, Mr. Piazza joined Triple J Trading, LLP, a successor to S&S Securities, as a manager of the group, responsible for developing and implementing strategies to manage risk.

Mr. Piazza was a independent option principal member of the AMEX, acting as a market maker in listed equity and index options and trading these securities as well as equities and derivative products in a proprietary account. Mr. Piazza began his career in 1981 on the trading floor of the American Stock Exchange with the firm of Dritz, Goldring, and Wohlreich. As a specialist in corporate bonds, equities, and equity and index options, Mr. Piazza was responsible for trading in the firm account while serving as the primary market maker in these securities. Mr. Piazza became a registered member of the National Future Association and a licensed Member of the New York Mercantile Exchange. Mr. Piazza attended Yale University and holds Series 3 and Series 7 commodity and securities industry licenses.

GATA has two offices, one located at 708 Third Avenue, 11th Floor, New York, New York 10017 and one branch office located at 4640 Admiralty Way, Suite 800, Marina del Rey, CA, 90292.

GATA is owned 100% by Global Arena Holding. GATA has is currently negotiating a sub-manager agreement with a Commodity Trading Advisor, to manage the commodity trading advisor. GATA will charge a 2% annual fee, and will participate in 20% of any accretive profits, if any.

Lillybell Entertainment LLC
Lillybell Entertainment LLC was formed by Global Arena as an investment vehicle to invest entertainment properties which include Theater, Television, Film and Art. Global Arena owns 66% of LE. Ms. Kathryn Weisbeck is the Chief Executive Officer of LE and is the sole owner of the remaining 33%.

Ms. Weisbeck is a member of the Screen Actors Guild, American
Federation of Television and Radio Artists, Actors Equity, and Film Independent; host of the Independent Spirit Awards.

In 2003 Kathryn graduated With Honors from Loyola Marymount University earning a Bachelor of Arts in Dance and a second degree, Bachelor of Arts in Individualized Study: Musical Theatre. The program she created is now offered as a BA in Musical Theatre by the school. During her time at LMU, Kathryn participated in many student films, theatre productions and dance concerts, was a projectionist for film classes, was a member of Sursum Corda, a service organization, directed and choreographed Jesus Christ Superstar, and toured the US with their highly regarded Concert Choir.

Ms. Weisbeck has appeared on As the World Turns, ER, Canterbury's Law and worked on films; 27 Dresses, (500) Days of Summer, The Accidental Husband, Solitary Man as well as numerous independent films and countless plays including West Side Story, Singin' in the Rain, Anything Goes, Macbeth, and Oliver.

LE will raise investment funds from qualified institutions, family office investment managers, and accredited investors, through General Partnerships, and Limited Partnerships thereby benefiting in the principle ownership of the properties, and participating in the profits, if any.

LE first entertainment project will be the "Lillybell Art Fund LP", a limited partnership organized under Delaware partnership law.

The general partner is a Delaware limited liability company and was organized in 2011 primarily to serve as general partner to the Fund. The General Partner has the following members Lillybell Entertainment LLC, managed by Kathryn Weisbeck and John Matthews and Flamingo Drive Enterprises, Inc. managed by Paul Fisher and Joanna C. Sikes.

	The majority of the Fund's assets will be used to purchase original Dale Chihuly works of special, historic or significant value from the following collections; Black Works, Putti Ikebana, Venetians, Macchia, Persians, Chandeliers and selections from the de Young exhibit.

Lillybell Entertainment will act as a general partner of the fund and will be entitled to 60% of a 2% annual fee on the funds raised and 60 % of a 20% performance bonus if the value of the fund exceeds 120 % of the Limited Partners original Investment.

Global Arena Capital Corp.
Global Arena Capital Corp. is a full service registered broker/dealer with the U.S. Securities Exchange Commission and the Financial Industry Regulatory Authority, and is a member of the Municipal Securities Rulemaking Board and Securities Investor Protection Corp., operating under the Central Registry Deposit #16871.

Global Arena Holding owns 4.8% of GACC. GACC's main office is located at 708 Third Avenue, 11th Floor, New York, New York, 10017 and has offices located at 55 Broad Street 15th Floor, New York, New York, 10004 and 3 Huntington Quadrangle, Melville, New York, 11747.

GACC currently manages approximately $220,000,000 and clears its securities business, on a fully disclosed basis, thru RBC Correspondent Services, a division of RBC Capital Markets, a member of the New York Stock Exchange Euronext, FINRA and SIPC.

     Market for the Common Equity of Global Arena Holding
     ----------------------------------------------------

Global Arena Holding is a corporation and there was and is no public market for its equity securities.

There are currently 32 holders of Global Arena Holding common stock.

Global Arena Holding has not declared or paid cash dividends or made distributions in the past, and does not anticipate that it will pay cash dividends or make distributions in the foreseeable future.
Management currently intends to retain and reinvest future earnings, if any, to finance our operations.

No securities are authorized for issuance by Global Arena Holding under equity compensation plans.


     Management's Discussion and Analysis of Financial Condition
      And Results of Operations
     -----------------------------------------------------------

Trends and Uncertainties
Global Arena is a financial services firm that services the financial community through its subsidiaries. Demand for Global Arena's services are dependent on general economic conditions, which are cyclical in nature. Because a major portion of Global Arena's activities are the receipt of revenues from financial services, our business operations may be adversely affected by competitors and prolonged recessionary periods.

There are no other known trends, events or uncertainties that have, or are reasonably likely to have, a material impact on our short term or long term liquidity. Sources of liquidity will come from the sale of our services, as well as the private sale of our stock. There are no material commitments for capital expenditure at this time. There are no trends, events or uncertainties that have had or are reasonably expected to have a material impact on the net sales or revenues or income from continuing operations. There are no significant elements of income or loss that do not arise from Global Arena's continuing operations. There are no other known causes for any material changes from period to period in one or more line items of our financial statements.

Results of Operations
Year ended December 31, 2010 compared to the period February 24, 2009 (date of inception) to December 31, 2009

Revenues for the year ended December 31, 2010 consisted of investment advisory fees of $836,146 and commissions and other of $16,814 resulting in total revenues of $852,960. Comparatively for the period from February 24, 2009 (date of inception) to December 31, 2009, revenues consisted of investment advisory fees of $476,128 and commissions and other of $472. The increase is primarily attributable to increased operations.

Net loss for the year ended December 31, 2010 was $(882,114) compared to $(630,553) for the period from February 24, 2009 (date of inception) to December 31, 2009. Operating expenses for the year ended December 31, 2010 were $1,735,074 compared to $1,107,153 for the period from February 24, 2009 (date of inception) to December 31, 2009.

This increase is primarily attributable to increased operations which resulted in:
   -   an increase of $237,944, or approximately 37%, in commissions,
   - an increase of $277,845, or approximately 49%, in salaries and benefits,
   -   an increase of $44,714, or 32%, in occupancy, and
   -   an increase of $50,557, or 32%, in business development.

Professional fees decreased $30,387, or 19% as Global Arena Holding completed the necessary regulatory compliance initially required to complete its acquisitions and increase operations.

Liquidity and Capital Resources
During the year ended December 31, 2010, Global Arena Holding made an investment in GACC of $50,000 and an escrow deposit - restricted cash of $325,872 resulting in net cash used in investing activities of $375,872.

Comparatively, for the period February 24, 2009 (date of inception) to December 31, 2009, Global Arena Holding made an investment in GACC, an affiliate of $430,000, purchased a customer list for $217,000 and purchased property and equipment for $1,757. As a result, Global Arena Holding had net cash used in investing activities of $648,757 for the period February 24, 2009 (date of inception) to December 31, 2009.

For the year ended December 31, 2010, Global Arena Holding received proceeds from the issuance of common stock of $1,215,000 and repurchased common stock from investors of $(255,000). Additionally, Global Arena Holding received advances from Broadsword Holdings, LLC, an affiliate, of $250,107 and made advances to GACC of $3,700. As a result, Global Arena Holding had net cash provided by financing activities of $1,206,407 for the year ended December 31, 2010.

Comparatively, for the period February 24, 2009 (date of inception) to December 31, 2009, Global Arena Holding received proceeds from the issuance of common stock of $1,555,000. Additionally, Global Arena Holding made advances to Broadsword Holdings, an affiliate, of $312,718 and received advances from GACC of $3,700. As a result, Global Arena Holding had net cash provided by financing activities of $1,245,982 for the period February 24, 2009 (date of inception) to December 31, 2009.

We reported a net increase in cash for the year ended December 31, 2009 of $63,750 as compared to a net increase in cash of $1,469 for the period February 24, 2009 (date of inception) to December 31, 2009. At December 31, 2009, we had cash on hand of $66,069.

Global Arena Holding has an expense sharing agreement with GACC whereby GACC pays certain general and administrative expenses on behalf of the Global Arena Holding and its operating subsidiaries. During the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009, Global Arena Holding reimbursed GACC approximately $443,000 and $243,000, respectively.

Global Arena Holding has a month-to-month agreement with Broadsword, an affiliated company, whereby Broadsword provides office space to the Global Arena Holding. During the year ended December 31, 2010 and the period February 24, 2009 (Date of Inception) to December 31, 2009, Global Arena was charged approximately $126,000 and $83,000, respectively, for office space.

Going Concern
The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. Global Arena Holding has incurred losses of approximately $882,000 and $631,000 during the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, respectively. These conditions raise substantial doubt about its ability to continue as a going concern.

For the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, Global Arena Holding sold common stock and warrants for net proceeds of $1,215,000 and $1,555,000, respectively.

Management believes that it will be successful in obtaining additional financing, from which the proceeds will be primarily used to execute its operating plan. Global Arena Holding plans to use its available cash to continue the development and execution of its business plan and expand its client base and services. However, Global Arena Holding can give no assurance that such financing will be available on terms advantageous to Global Arena Holding, or at all. Should Global Arena Holding not be successful in obtaining the necessary financing to fund its operations, Global Arena Holding would need to curtail certain or all of its operational activities.

Critical Accounting Policies
Global Arena Holding's financial statements and accompanying notes are prepared in accordance with generally accepted accounting principles in the United States. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue and expenses. These estimates and assumptions are affected by management's applications of accounting policies. Critical accounting policies for the registrant include the revenue recognition, cash and cash equivalents and derivative financial instruments.

Revenue Recognition
Global Arena Holding earns revenues through various services it provides to its clients. Advisory fees are on a contractual basis with the fee stipulated in the contract and are recognized based on the terms of the contract during the period service is provided.

Customer security transactions and the related commission income and expense are recorded as of the trade date. Global Arena Holding generally acts as an agent in executing customer orders to buy or sell listed and over-the-counter securities in which it does not make a market, and charges commissions based on the services Global Arena provides to its customers.

Derivative Financial Instruments
In connection with the issuance of certain warrants that include price protection reset provisions. Global Arena Holding determined that the exercise price reset provision feature is an embedded derivative instrument pursuant to ASC 815 "Derivatives and Hedging."

The accounting treatment of derivative financial instruments requires that Global Arena Holding record the related warrants at their fair values as of the inception date of the financial instrument and at fair value as of each subsequent balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. Global Arena Holding reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

Contractual Obligations
Global Arena Holding has a month to month lease for office space.
Rent expense for the year ended December 31, 2010 and the period
February 24, 2009 (date of inception) to December 31, 2009, was approximately $126,000 and $83,000, respectively.

Off-balance Sheet Arrangements
Global Arena Holding has not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties.

Global Arena Holding does not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity. We do not have any variable interest in any unconsolidated entity that provides financing, liquidity, market risk or credit support to us or engages in leasing, hedging or research and development services with us.

Recent Accounting Pronouncements
In February 2010, the Financial Accounting Standards Board Accounting Standards Update 2010-10 (ASU 2010-10), "Consolidation (Topic 810):
Amendments for Certain Investment Funds." The amendments in this Update are effective as of the beginning of a reporting entity's first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The adoption of provisions of ASU 2010-10 did not have a material effect on Global Arena Holding's financial position, results of operations or cash flows.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting. This ASU will be effective for the first fiscal quarter beginning after June 15, 2010, with early adoption permitted. The adoption of this ASU did not have a material effect on the financial position, results of operations or cash flows of Global Arena Holding.

In April 2010, the FASB issued Accounting Standard Update No. 2010-12. "Income Taxes" (Topic 740). In April 2010, the FASB issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740):
Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.
  After consultation with the FASB, the SEC stated that it "would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act". Global Arena Holding does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of Global Arena Holding.

ASU No. 2010-13 was issued in April 2010 and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades. This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted. Global Arena Holding does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of Global Arena Holding.

In April 2010, the FASB issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. Global Arena Holding does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of Global Arena Holding.

In April 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-18 "Receivables (Topic 310) - Effect of a Loan Modification When the Loan is Part of a Pool that is Accounted for as a Single Asset - a consensus of the FASB Emerging Issues Task Force." ASU 2010-18 provides guidance on account for acquired loans that have evidence of credit deterioration upon acquisition. It allows acquired assets with common risk characteristics to be accounted for in the aggregate as a pool. ASU 2010-18 is effective for modifications of loans accounted for within pools under Subtopic 310-30 in the first interim or annual reporting period ending on or after July 15, 2010. The adoption of ASU 2010-18 did not have an impact on its financial condition, results of operations, or disclosures.

In May 2010, the FASB issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues:
Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. Global Arena Holding does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of Global Arena Holding.

Other recent accounting pronouncements issued by the FASB and the SEC did not have, or are not believed by management to have, a material impact on Global Arena Holding's present or future consolidated financial statements.

     Financial Statements of Global Arena Holding
     --------------------------------------------

                GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                 CONSOLIDATED FINANCIAL STATEMENTS

      FOR THE YEAR ENDED DECEMBER 31, 2010 AND FOR THE PERIOD
      FEBRUARY 24, 2009 (DATE OF INCEPTION) TO DECEMBER 31, 2009


                                                                  Page
                                                                  ----
Report of Independent Registered Public Accounting Firm            20


Consolidated Financial Statements

  Consolidated Balance Sheets                                      21
  Consolidated Statements of Operations                            22
  Consolidated Statements of Changes in Stockholders' Equity       23
  Consolidated Statements of Cash Flows                            24


Notes to Consolidated Financial Statements                       26-42

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Global Arena Holding Subsidiary Corp.

We have audited the accompanying consolidated balance sheets of Global Arena Holding Subsidiary Corp. and Subsidiaries (the "Company") as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders' equity, and cash flows for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, consolidated financial statements referred to above present fairly, in all material respects, the financial position of Global Arena Holding Subsidiary Corp. and Subsidiaries as of December 31, 2010 and 2009 and the results of its operations and cash flows for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 3 to the financial statements, the Company incurred a loss from operations of approximately $882,000 for the year ended December 31, 2010 and approximately $631,000 for the period February 24, 2009 (date of inception) to December 31, 2009, respectively. The cash used in operations was approximately $811,000 and $595,000 for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, respectively. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in
Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Marcum LLP
New York, New York
April 4, 2011

                  GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                       CONSOLIDATED BALANCE SHEETS

                       DECEMBER 31, 2010 AND 2009

                                              2010               2009
                                              ----               ----
Assets
  Cash                                   $   22,401         $    2,696
  Cash - restricted                         325,872                  -
  Due from clearing broker                    5,818                185
  Investment in GACC                        480,000            430,000
  Other receivable - related party           62,611            312,718
  Advances to registered representatives
    and employees                            23,500             23,628
  Fixed assets, net of accumulated
    depreciation                              1,074              1,659
  Prepaid expenses and other current assets   2,123              1,135
  Intangible asset, customer list, net      140,145            194,396
                                         ----------         ----------
Total Assets                             $1,063,544         $  966,417
                                         ==========         ==========
Liabilities and Stockholders' Equity

Liabilities
  Accounts payable and accrued expenses  $   61,211         $   30,622
  Commissions payable                             -              7,648
  Payable to affiliates                           -              3,700
  Derivative liability				  343,000                  -
                                         ----------         ----------
Total Liabilities                        $  404,211         $   41,970
                                         ----------         ----------
Commitments and Contingencies

Stockholders' Equity
  Common stock, par value
  $0.0001 per share; 15,000,000
  shares authorized; 12,000,000 and
  9,938,000 shares issued and
  outstanding, respectively                   1,200                994
Additional paid-in capital                2,170,800          1,554,006
Accumulated deficit                      (1,400,560)          (596,960)
                                         ----------         ----------
Stockholders' equity attributable to
 Global Arena Holding Subsidiary Corp.	  771,440            958,040
Non-controlling interest			 (112,107)		   (33,593)
						     ----------         ----------
Total Stockholders' Equity                  659,333            924,447
                                         ----------         ----------
Total Liabilities and Stockholders'
  Equity                                 $1,063,544         $  966,417
                                         ==========         ==========

               The accompanying notes are an integral part of these consolidated financial statements.

                 GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                 CONSOLIDATED STATEMENTS OF OPERATIONS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
        FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION) TO
                          DECEMBER 31, 2009

                                            2010               2009
                                            ----               ----
Revenues
  Investment advisory fees              $  836,146          $  476,128
  Commissions and other                     16,814                 472
                                        ----------          ----------
Total Revenues                          $  852,960          $  476,600

Operating Expenses
  Commissions                              641,239             403,295
  Salaries and benefits                    567,075             289,230
  Occupancy                                141,610              96,896
  Business development                     155,902             105,345
  Professional fees                        127,029             157,416
  Clearing and operations                   36,806              21,223
  Communication and data                    11,940               9,200
  Regulatory fees                           13,838               6,627
  Office and other expense                  39,635              17,921
                                        ----------          ----------
Total Operating Expenses                 1,735,074           1,107,153
                                        ----------          ----------
Net Loss                                  (882,114)           (630,553)
Net loss attributable to
 non-controlling interest			 (78,514)		   (33,593)
Net loss attributable to
 stockholders of Global Arena
 Holding Subsidiary Corp.		    $ (803,600)		$ (596,960)
                                        ==========          ==========





               The accompanying notes are an integral
           part of these consolidated financial statements.

                  GLOBAL ARENA HOLDING SUBSIDIARY CORP.
         CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION) TO DECEMBER 31,
2009

                            Common Stock      Additional      Accumulated   Non-controlling
                           Shares   Amount  Paid-in Capital     Deficit          Interest		Total
                           ------   ------  ---------------   -----------    --------------	-----
Balance - February 24,
 2009 (Date of Inception)     --  $   --     $       --     $        --         $      --       $       --
 Issuance of shares to
    Founders           8,072,000     807           (807)             --                --               --
 Issuance of common
   stock and warrants
   for cash            1,866,000     187      1,554,813              --                --        1,555,000

Net loss                      --      --             --        (596,960)          (33,593)        (630,553)
                      ----------  ------     ----------     -----------         ---------       ----------
Balance -
 December 31, 2009     9,938,000     994      1,554,006        (596,960)          (33,593)         924,447
  Repurchase and
   cancellation of
   common stock from
   from investors       (306,000)    (31)      (254,969)             --                --         (255,000)
  Issuance of common
   stock and warrants
   for cash              618,000      62        514,938              --                --          515,000
  Issuance of common
   stock and warrants
   for cash            1,750,000     175        699,825              --                --          700,000
  Reclassification of
   warrants to derivative
   liability                  --      --       (343,000)             --                --         (343,000)
  Net loss                    --      --             --        (803,600)          (78,514)        (882,114)
                      ----------  ------     ----------     -----------          --------       ----------

Balance -
 December 31, 2010    12,000,000  $1,200     $2,170,800     $(1,400,560)        $(112,107)      $  659,333
                      ==========  ======     ==========     ===========         =========       ==========







               The accompanying notes are an integral
           part of these consolidated financial statements.

                  GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                  CONSOLIDATED STATEMENTS OF CASH FLOWS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
        FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION) TO
                             DECEMBER 31, 2009

                                             2010               2009
                                             ----               ----
Cash Flows from Operating Activities
  Net loss                               $ (882,114)       $ (630,553)
   Adjustments to reconcile
    net loss to net cash
    used in operating activities:
     Depreciation and amortization           54,836            22,702
   Changes in operating assets and
    liabilities:
     Due from clearing broker                (5,633)             (185)
     Advances to registered representatives
       and employees                            128           (23,628)
     Prepaid expenses                          (988)           (1,135)
     Accounts payable and accrued expenses   30,589            30,622
     Commissions payable                     (7,648)            7,648
                                         ----------        ----------
  Total Adjustments                          71,284            36,024
                                         ----------        ----------
Net Cash Used in Operating Activities      (810,830)         (594,529)
                                         ----------        ----------

Cash Flows from Investing Activities
  Investment in affiliate                   (50,000)         (430,000)
  Escrow deposit - restricted cash         (325,872)               --
  Purchase of customer list                      --          (217,000)
  Purchase of property and equipment             --            (1,757)
                                         ----------        ----------
Net Cash Used in Investing Activities      (375,872)         (648,757)
                                         ----------        ----------
Cash Flows from Financing Activities
  Proceeds from the issuance
   of common stock                        1,215,000         1,555,000
  Repurchase of common stock from
   Investors                               (255,000)               --
  Advances from (to) affiliate              250,107          (312,718)
  Advances (to) from GACC                    (3,700)            3,700
                                         ----------        ----------
Net Cash Provided by Financing
 Activities                              $1,206,407        $1,245,982
                                         ----------        ----------
Net Increase in Cash and Cash
 Equivalents                             $   19,705        $    2,696

Cash - Beginning                              2,696                --
                                         ----------        ----------
Cash - Ending                            $   22,401        $    2,696
                                         ==========        ==========

Supplemental Disclosures of Cash Flow
 Information

  Interest paid                          $        3        $       17
  Income taxes paid                      $        0        $        0







               The accompanying notes are an integral
           part of these consolidated financial statements.

                GLOBAL ARENA HOLDING SUBSIDIARY CORP.
                 CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
          FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 1 - Nature of Business

Global Arena Holding Subsidiary Corp. (the "Company"), was formed in February 2009, in the state of Delaware. The Company is a financial services firm that services the financial community through its subsidiaries as follows:

Global Arena Investment Management LLC ("GAIM") provides investment advisory services to its clients. GAIM is registered with the Securities and Exchange Commission (the "SEC") as an investment advisor and clears all of its business through Fidelity Advisors ("Fidelity"), its correspondent broker. Global Arena Commodities Corp. ("GACOM") provides commodities brokerage services in return for commissions. Global Arena Trading Advisors, LLC ("GATA") provides futures advisory services in return for fees. GATA is registered with the National Futures Association (NFA) as a commodities trading advisor. Lillybell Entertainment, LLC ("Lillybell") provides finance services to the entertainment industry.


Note 2 - Reverse Merger Transaction

On January 19, 2011, China Stationery and Office Supply, Inc.
("China Stationery") entered into an Agreement and Plan of Merger with the Company. Upon the terms and subject to the conditions of the Merger Agreement, at the effective date of the Merger, the Company will merge with and into China Stationery, with China Stationery continuing as the surviving corporation.

At the effective date of the Merger, each share of the Company's common stock, will be cancelled and converted automatically into the right to receive 1.5 common shares of China Stationery for an aggregate of 18,000,000 common shares of China Stationery and will be recorded as a recapitalization of China Stationery.

The Merger is being effected pursuant to an Agreement and Plan of Reorganization and the related Agreement and Plan of Merger dated as of January 19, 2011, among China Stationery and Global Arena. The approval of China Stationery's board of directors and the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote are required to approve and adopt the Merger Agreement. China Stationery's sole director approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at a meeting of the board of directors on January 19, 2011. The Merger Agreement was executed and delivered by the parties on January 19, 2011.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 2 - Reverse Merger Transaction (Continued)

On January 19, 2011, immediately following the execution and delivery of the Merger Agreement, and as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, certain shareholders, who held, as of the date of the Merger Agreement, a majority of the issued and outstanding common shares entitled to vote on the adoption of the Merger Agreement, executed and delivered to the Company a written consent approving the transactions contemplated thereby, including the Merger. As a result of the certain shareholder's written consent, no further action by any other China Stationery stockholder is required in connection with the adoption of the Merger Agreement.

The Company and China Stationery are obligated to complete the Merger under the terms of the Merger Agreement subject to the conditions set forth therein, all of which we expect to be satisfied by April 4, 2011; however, there is no assurance that the Merger will close at that time, or at all.

Note 3 - Liquidity, Capital Resources and Going Concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The Company has incurred losses of approximately $882,000 and $631,000 during the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, respectively. These conditions raise substantial doubt about its ability to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

For the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, the Company sold common stock and warrants for net proceeds of $1,215,000 and $1,555,000, respectively.

Management believes that it will be successful in obtaining additional financing, from which the proceeds will be primarily used to execute its operating plan. The Company plans to use its available cash to continue the development and execution of its business plan and expand its client base and services.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 3 - Liquidity and Capital Resources (Continued)

However, the Company can give no assurance that such financing will be available on terms advantageous to the Company, or at all. Should the Company not be successful in obtaining the necessary financing to fund its operations, the Company would need to curtail certain or all of its operational activities. The accompanying consolidated financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern.


Note 4 - Summary of Significant Accounting Policies

Use of Estimates

The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Principles of Consolidation

The consolidated financial statements of the Company include accounts of the Company and its wholly-owned subsidiary and majority owned subsidiaries. Intercompany transactions and balances are eliminated in consolidation.

Revenue Recognition

The Company earns revenues through various services it provides to its clients. Advisory fees are on a contractual basis with the fee stipulated in the contract and are recognized based on the terms of the contract during the period service is provided.

Customer security transactions and the related commission income and expense are recorded as of the trade date. The Company generally acts as an agent in executing customer orders to buy or sell listed and over-the-counter securities in which it does not make a market, and charges commissions based on the services the Company provides to its customers.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less when purchased to be cash equivalents. As of December 31, 2010, in contemplation of the private placement offerings (see Note 11) the Company had a cash escrow balance of approximately $326,000. Accordingly, this amount has been included as restricted cash.

Property and Equipment

Property and equipment is recorded at cost. Depreciation is calculated using the straight-line method based on the estimated useful lives of the related assets, which are approximately five years. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments that extend the useful life of the asset are capitalized. When assets are retired, or otherwise disposed of, the costs and related accumulated depreciation or amortization are removed from the accounts and any gain or loss on disposal is recognized.

Impairment of Long-Lived Assets

The Company reviews long-lived assets, including intangible assets other than goodwill, for impairment whenever changes in circumstances indicate that the carrying value of the asset may not be recoverable. In connection with this review, the Company also reevaluates the periods of depreciation and amortization for these assets. The Company assesses recoverability by determining whether the net book value of the related asset will be recovered through the projected undiscounted future cash flows of the asset. If the Company determined that the carrying value of the asset may not be recoverable, it measures any impairment based on the projected future discounted cash flows as compared to the asset's carrying value. For the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, the Company has not recorded any impairment charges on its long-lived assets.


Derivative Financial Instruments

In connection with the issuance of certain warrants that include price protection reset provisions. The Company determined that the exercise price reset provision feature is an embedded derivative instrument pursuant to ASC 815 "Derivatives and Hedging."

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)
Derivative Financial Instruments (Continued)


The accounting treatment of derivative financial instruments requires that the Company record the related warrants at their fair values as of the inception date of the financial instrument and at fair value as of each subsequent balance sheet date. Any change in fair value was recorded as non-operating, non-cash income or expense for each reporting period at each balance sheet date. The Company reassesses the classification at each balance sheet date. If the classification changes as a result of events during the period, the contract is reclassified as of the date of the event that caused the reclassification.

Advances to Employees

The Company may advance funds or pay expenses on behalf of its employees or other persons. The Company generally establishes an allowance for uncollectible amounts to reflect the amount of loss that can be reasonably estimated by management and is included as part of operating expenses in the accompanying statement of operations. The determination of the amount of uncollectible accounts is based on the amount of credit extended and the length of time each receivable has been outstanding, as it relates to each individual employee or person. As of December 31, 2010 and December 31, 2009, the Company has not established a reserve for any potential non-collection.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs, which are included in business development expenses, were deemed to be de minimus for the year ended December 31, 2010 and for the period
February 24, 2009 (date of inception) to December 31, 2009.

Income Taxes

The Company accounts for income taxes under the provisions of Accounting Standards Codification ("ASC") 740 - Income Taxes. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the consolidated financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires the establishment of a valuation allowance to reflect the likelihood of realization of deferred tax assets.

                 GLOBAL ARENA HOLDING SUBSIDIARY CORP.
               NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)

Recent Accounting Pronouncements

In February 2010, the Financial Accounting Standards Board ("FASB") Accounting Standards Update 2010-10 (ASU 2010-10), "Consolidation (Topic 810): Amendments for Certain Investment Funds." The amendments in this Update are effective as of the beginning of a reporting entity's first annual period that begins after November 15, 2009 and for interim periods within that first reporting period. Early application is not permitted. The adoption of provisions of ASU 2010-10 did not have a material effect on the Company's financial position, results of operations or cash flows.

ASU No. 2010-11 was issued in March 2010, and clarifies that the transfer of credit risk that is only in the form of subordination of one financial instrument to another is an embedded derivative feature that should not be subject to potential bifurcation and separate accounting. This ASU will be effective for the first fiscal quarter beginning after June 15, 2010, with early adoption permitted. The adoption of this ASU did not have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standard Update No. 2010-12. "Income Taxes" (Topic 740). In April 2010, the FASB issued Accounting Standards Update 2010-12 (ASU 2010-12), Income Taxes (Topic 740):
Accounting for Certain Tax Effects of the 2010 Health Care Reform Acts.
  After consultation with the FASB, the SEC stated that it "would not object to a registrant incorporating the effects of the Health Care and Education Reconciliation Act of 2010 when accounting for the Patient Protection and Affordable Care Act". The Company does not expect the provisions of ASU 2010-12 to have a material effect on the financial position, results of operations or cash flows of the Company.

ASU No. 2010-13 was issued in April 2010 and will clarify the classification of an employee share based payment award with an exercise price denominated in the currency of a market in which the underlying security trades. This ASU will be effective for the first fiscal quarter beginning after December 15, 2010, with early adoption permitted. The Company does not expect the provisions of ASU 2010-13 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update 2010-17 (ASU 2010-17), Revenue Recognition-Milestone Method (Topic 605): Milestone Method of Revenue Recognition. The amendments in this Update are effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Early adoption is permitted. If a vendor elects early

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 4 - Summary of Significant Accounting Policies (Continued)
Recent Accounting Pronouncements (Continued)

adoption and the period of adoption is not the beginning of the entity's fiscal year, the entity should apply the amendments retrospectively from the beginning of the year of adoption. The Company does not expect the provisions of ASU 2010-17 to have a material effect on the financial position, results of operations or cash flows of the Company.

In April 2010, the FASB issued Accounting Standards Update (ASU) No. 2010-18 "Receivables (Topic 310) - Effect of a Loan Modification When the Loan is Part of a Pool that is Accounted for as a Single Asset - a consensus of the FASB Emerging Issues Task Force." ASU 2010-18 provides guidance on account for acquired loans that have evidence of credit deterioration upon acquisition. It allows acquired assets with common risk characteristics to be accounted for in the aggregate as a pool. ASU 2010-18 is effective for modifications of loans accounted for within pools under Subtopic 310-30 in the first interim or annual reporting period ending on or after July 15, 2010. The adoption of ASU 2010-18 did not have an impact on its financial condition, results of operations, or disclosures.

In May 2010, the FASB issued Accounting Standards Update 2010-19 (ASU 2010-19), Foreign Currency (Topic 830): Foreign Currency Issues:
Multiple Foreign Currency Exchange Rates. The amendments in this Update are effective as of the announcement date of March 18, 2010. The
Company does not expect the provisions of ASU 2010-19 to have a material effect on the financial position, results of operations or cash flows of the Company.

Other recent accounting pronouncements issued by the FASB and the SEC did not have, or are not believed by management to have, a material impact on the Company's present or future consolidated financial statements.


Note 5 - Non-Controlling Interest

The Company has operating assets through two operating subsidiaries. The Company has a 67% equity interest in Lillybell and a 95% equity interest in GAIM. As of December 31, 2010 and 2009 the third party non-controlling interest was ($112,107) and ($33,593), respectively.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 6 - Fair Value

ASC 820 "Fair Value Measurements and Disclosures" defines fair value, establishes a framework for measuring fair value and requires enhanced disclosures about fair value measurements. As defined in ASC 820, fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The Standard clarifies that the exchange price is the price in an orderly transaction between market participants to sell an asset or transfer a liability at the measurement date and emphasizes that fair value is a market-based measurement and not an entity-specific measurement.

ASC 820 establishes the following hierarchy used in fair value measurements and expands the required disclosures of assets and liabilities measured at fair value:

Level 1 - Inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Level 2 - Inputs use other inputs that are observable, either directly or indirectly. These inputs include quoted prices for similar assets and liabilities in active markets as well as other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 - Inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability.

In instances where inputs used to measure fair value fall into different levels in the above fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company's assessment of the significance of particular inputs to these fair measurements requires judgment and considers factors specific to each asset or liability.

Liabilities measured at fair value as of December 31, 2010 are as follows:

                                                            Balance
                                                          December 31,
                         Level 1    Level 2    Level 3        2010
                        ---------  ---------  ---------     ---------
Warrants                $       -  $       -  $ 343,000     $ 343,000

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 6 - Fair Value (Continued)

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable. Our Level 3 liability consisted of warrants with dilutive price reset provisions issued to investors (See Note 11).

The following table provides a summary of the changes in fair value, including net transfers in and/or out, of all financial assets measured at fair value on a recurring basis using significant unobservable inputs during the year ended December 31, 2010:

                                                          Warrant
                                                          --------
Balance - January 1, 2010                                 $      -
                                                          --------
Total unrealized losses included in:
  Income and expenses                                            -
  Stockholders' equity                                     343,000
  Transfers in and out of Level 3                                -
                                                          --------
Balance - December 31, 2010                               $343,000
									    ==========


Note 7 - Investment in Global Arena Capital Corp.

As of December 31, 2010 and December 31, 2009, the investment in
Global Arena Capital Corp. ("GACC") was $480,000 and $430,000, respectively. GACC is a broker dealer registered with the SEC. As of December 31, 2010 and 2009 the Company owned a 4.8% and a 4.3% interest in GACC, respectively. The investment made in GACC is accounted for under the cost method of accounting because the Company does not hold a significant interest in this entity.

Note 8 - Due from Clearing Organizations

As of December 31, 2010 and December 31, 2009, amounts due from the clearing organizations consisted primarily of cash deposits. For the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009, the Company incurred charges of $13,011 and $333, respectively, for execution and clearing services rendered by the clearing brokers.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 9 - Customer List

On July 27, 2009, the Company entered into an agreement to acquire a customer list from an unaffiliated entity, under which the Company paid $217,000 for the acquisition. The Company has capitalized such $217,000 and determined the estimated useful life of the customer list to be approximately four years. Amortization expense for the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009 was approximately $54,000 and $23,000, respectively.


Note 10 - Income Taxes

As of December 31, 2010 and 2009, the Company had approximately $1,440,000 and $609,000, respectively, of federal net operating loss carryforwards available to offset future taxable income. These net operating losses which, if not utilized, begin expiring in 2029. In accordance with Section 382 of the Internal Revenue Code, deductibility of the Company's net operating loss carryforward may be subject to an annual limitation in the event of a change of control. The Company performed a preliminary evaluation as to whether a change of control has taken place and concluded that no change of control has occurred to date.

Deferred income taxes reflect the net tax effects of operating loss and or tax credit carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Due to the Company's historical lack of taxable profits, management has not provided for any deferred tax asset. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. ASC 740 - "Income Taxes" requires that a valuation allowance be established when it is "more likely than not" that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including a company's performance, the market environment in which the company operates the length of carryback and carryforward periods, and expectations of future profits, etc. The Company believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance for the full amount as of December 31, 2010 and December 31, 2009. For the year ended December

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009, the deferred tax asset valuation allowance increased by approximately $348,000 and $247,000, respectively.

As of December 31, 2010 and 2009 the deferred tax asset consisted of the following:

         December 31,
           2010  		 2009
                                            ----             ----
Deferred Tax Asset
 Net operating loss                       576,000           244,000
 Amortization of customer list             19,000             3,000
                                         --------          --------
 Total deferred tax asset                 595,000           247,000
 Valuation allowance                     (595,000)         (247,000)
                                         --------          --------
Net deferred tax asset                          -                 -
                                         ========          ========

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise's financial statements. ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the benefit recognized and measured pursuant to the interpretation are referred to as "unrecognized benefits." A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise's potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

Interest costs related to unrecognized tax benefits are required to be calculated (if applicable) and would be classified as "Interest expense, net" in the statements of operation. Penalties would be recognized as a component of "General and administrative expenses."

No Interest or penalties were recorded during the years ended December 31, 2010 and December 31, 2009 respectively. As of December 31, 2010 and December 31, 2009 no liability for unrecognized tax benefits was required to be reported. The Company does not expect any significant changes in its unrecognized tax benefits in the next year.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

The Company files tax returns in U.S. Federal and various state jurisdictions and are subject to audit by tax authorities beginning with the year ended December 31, 2007.

The income tax provision (benefit) consists of the following:

                                                      For the Period
                                   For the year      February 24, 2009
                                      ended      (Date of Inception) to
                                December 31, 2010   December 31, 2009
                                -----------------   -----------------
Federal
 Current						      -                  -
 Deferred					     (296,000)          (210,000)
State and Local
 Current						      -                  -
 Deferred						(52,000)           (37,000)
Change in valuation allowance             348,000            247,000
                                          -------            -------
Income tax provision (benefit)                  -                  -
                                          =======            =======


The reconciliation between the statutory federal income tax rate (34%) and the Company's effective rate for the year ended December 31, 2010 and for the period February 24, 2009 (date of inception) to December 31, 2009 is as follows:

                                                      For the Period
                                   For the year      February 24, 2009
                                      ended      (Date of Inception) to
                                December 31, 2010   December 31, 2009
                                -----------------   -----------------

Federal statutory rate                      (34)%               (34)%
State tax rate, net of federal benefit       (6)%                (6)%
Other permanent differences                   1 %                 1 %
Valuation Allowance                          39 %                39 %
                                          -------             -------
Effective Rate                                --%                 --%
                                          =======             =======

Note 11 - Stockholders' Equity

On February 24, 2009 (date of inception) the Board of Directors of the Company authorized the issuance of 8,072,000 shares of common stock to the founders of the Company. No charge has been recorded with the issuance of these shares.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 11 - Stockholders' Equity (Continued)

During the period February 24, 2009 (date of inception) to December 31, 2009, the Company entered into a private placement offering for $2,000,000 (40 units). Each unit consists of 60,000 shares of common stock and warrants to purchase 30,000 shares of common stock. The warrants are exercisable in whole or in part during the three-year period following issuance at an exercise price of $1.00 per share. The shares of common stock into which the warrants are exercisable will have the same registration rights as all other shares of common stock sold in this offering. Under the terms of the agreement the Company may sell up to an additional 20 units to cover investor over-subscriptions, if any.

The purchase price for each unit is $50,000, although subscriptions for lesser amounts may be accepted at the discretion of the Company's management. For the period February 24, 2009 (date of inception) to December 31, 2009, the Company sold approximately 31.1 units consisting of 1,866,000 shares of common stock with 933,000 warrants for net proceeds of $1,555,000.

For the year ended December 31, 2010, under the private placement described above, the Company sold 5.2 net units consisting of 618,000 shares of common stock with 309,000 warrants for net proceeds of $515,000.

The Company also entered into a separate subscription agreement during the year ended December 31, 2010 to sell 1,750,000 shares of common stock and warrants to purchase 1,487,500 shares of common stock for net proceeds of $700,000; 743,750 warrants are exercisable in whole or in part during the three-year period following issuance at an exercise price of $0.46 per share and the remaining 743,750 warrants are exercisable at $0.52 per share.

The warrants had a dilutive provision whereby in the event the Company sells shares of common stock for consideration less than the stated exercise price then the warrant price will be adjusted accordingly to the terms of the agreement. The Company determined that the reset provision is a derivative liability and under ASC 815 the Company was required to reclassify the warrant as a derivative liability and mark to market through earnings at the end of each reporting period (See
Note 6).

The Company calculated the fair value of the warrants of $343,000 using the Binomial Lattice Model.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 11 - Stockholders' Equity (Continued)

The Company used the following assumptions:

Risk-Free Interest Rate:	0.73% to 1.03%

Expected Term:			3 years

Expected Volatility:		100%

Expected Dividends:		0%

During the year ended December 31, 2010, the Company repurchased from investors 306,000 shares of the Company's common stock and 153,000 warrants for net proceeds of $255,000. Accordingly, the Company cancelled the 306,000 shares of common stock and 153,000 warrants associated with these shares.

Note 12 - Warrants

The following tables summarize information about warrants outstanding as of December 31, 2010 and December 31, 2009:

                                       Weighted
                                       Average   Weighted
                                       Exercise   Average   Intrinsic
                               Shares   Price   Exercisable   Value
                             ---------  -----    ---------  ----------
Outstanding at
  February 24, 2009                  -      -            -    $      -
(Date of Inception)

Granted                        933,000  $1.00      933,000           -
Exercised                            -      -            -           -
Expired                              -      -            -           -
                             ---------  -----    ---------    --------
Outstanding at
  December 31, 2009            933,000  $1.00      933,000    $      -

Granted                      1,796,500  $0.64    1,796,500
Exercised                            -      -            -
Expired                              -      -            -
Cancelled                     (153,000) (1.00)    (153,000)
                             ---------  -----    ---------    --------

Outstanding at
  December 31, 2010          2,576,500  $0.80    2,576,500    $      -
                             ---------  -----    ---------    --------

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 12 - Warrants (Continued)

                   Average
                    Number    Contractual     Exercise  Warrants
Exercise Price   Outstanding     Life          Price   Exercisable
                 -----------     ----          -----   -----------
$0.46              743,750       2.88          $0.46      743,750
$0.52              743,750       2.88          $0.52      743,750
$1.00            1,089,000       1.61          $1.00    1,089,000
                 ---------                              ---------
Total            2,576,500                              2,576,500
                 ==========                             =========

Note 13 - Related Parties

The Company has an expense sharing agreement with GACC whereby GACC pays certain general and administrative expenses on behalf of the Company and its operating subsidiaries. During the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009, the Company reimbursed GACC approximately $443,000 and $243,000, respectively.

The Company has a month-to-month agreement with Broadsword, an affiliated company, whereby Broadsword provides office space to the Company. During the year ended December 31, 2010 and the period
February 24, 2009 (Date of Inception) to December 31, 2009, the Company was charged approximately $126,000 and $83,000, respectively, for office space.

Note 14 - Commitments and Contingencies

Litigation

The Company may be involved in legal proceedings in the ordinary course of business. Such matters are subject to many uncertainties, and outcomes are not predictable with assurance. The Company currently is not involved in any legal proceedings.

Operating Lease

The Company has a month to month lease for office space. Rent expense for the year ended December 31, 2010 and the period February 24, 2009 (date of inception) to December 31, 2009, was approximately $126,000 and $83,000, respectively.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009


Note 14 - Commitments and Contingencies (Continued)

Indemnification

The Company is engaged in providing a broad range of investment services to a diverse group of retail and institutional clientele. Counterparties to the Company's business activities include broker-dealers and clearing organizations, banks and other financial institutions. The Company uses clearing brokers to process transactions and maintain customer accounts on a fee basis, and the Company permits the clearing firms to extend credit to its clientele secured by cash and securities in the client's account. The Company's exposure to credit risk associated with the non-performance by its customers and counterparties in fulfilling their contractual obligations can be directly impacted by volatile or illiquid trading markets, which may impair the ability of customers and counterparties to satisfy their obligations to the Company. The Company has agreed to indemnify the clearing brokers on a limited basis for losses it incurs while extending credit to the Company's clients.

It is the Company's policy to review, as necessary, the credit standing of its customers and each counterparty. Amounts due from customers that are considered uncollectible by the clearing broker are charged back to the Company by the clearing broker when such amounts become determinable. Upon notification of a charge back, such amounts, in total or in part, are then either (i) collected from the customers,
(ii) charged to the broker initiating the transaction, and/or (iii) charged as an expense in the accompanying statement of operations, based on the particular facts and circumstances.

The maximum potential amount for future payments that the Company could be required to pay under this indemnification cannot be estimated. However, the Company believes that it is unlikely it will have to make any material payments under these arrangements and has not recorded any contingent liability in the consolidated financial statements for this indemnification.

Credit risk

The Company maintains checking accounts in a financial institution. Accounts at its bank are insured by the Federal Deposit Insurance Corporation ("FDIC"). At times, cash and cash equivalents may be uninsured or in deposit accounts that exceed the FDIC insurance limit.

               GLOBAL ARENA HOLDING SUBSIDIARY CORP.
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                FOR THE YEAR ENDED DECEMBER 31, 2010 AND
           FOR THE PERIOD FEBRUARY 24, 2009 (DATE OF INCEPTION)
                       TO DECEMBER 31, 2009

Note 15 - Revenue Concentrations

The Company considers significant revenue concentrations to be clients or brokers who account for 10% or more of the total revenues generated by the Company during the period. The Company had 3 brokers who accounted for 81% of total revenues, which included revenues from a single customer that accounted for 14% of total revenues, during the fiscal year ended December 31, 2010. During the period February 24, 2010 (date of inception) to December 31, 2009, the Company had 2 brokers who accounted for 78% of total revenues, which included revenues from one customer that accounted for 19% of total revenues and from another customer accounting for 11% of total revenues.


Note 16 - Subsequent Events

Management has evaluated subsequent events to determine if events or transactions occurring through April 4, 2011, the date the financial statements are available to be issued, require potential adjustment to or disclosure in the consolidated financial statements.

                              THE MERGER

On January 19, 2011, China Stationery entered into the Agreement and Plan of Merger with Global Arena Holding. Upon the terms and subject to the conditions of the Merger Agreement, at the effective date of the Merger, Global Arena Holding will merge with and into China Stationery, with China Stationery continuing as the surviving corporation.

The following is a description of certain material aspects of the Merger and may not contain all of the information that may be important to you. The discussion of the Merger in this information statement is qualified in its entirety by reference to the Merger Agreement, which is attached to this information statement as Annex A and incorporated by reference into this document. We encourage you to read carefully this entire information statement, including the Merger Agreement, for a more complete understanding of the Merger.

Overview
---------
Pursuant to the Merger Agreement, upon the filing of the Articles of Merger with the state of Delaware, Global Arena Holding will be merged with and into China Stationery with China Stationery continuing on as the surviving corporation.

The Merger Consideration
------------------------
At the effective date of the Merger, each share of Global Arena Holding common stock, will be cancelled and converted automatically into the right to receive 1.5 common shares of China Stationery.

Required Approval of the Merger; Written Consent
------------------------------------------------
The Merger is being effected pursuant to an Agreement and Plan of Reorganization and the related Agreement and Plan of Merger dated as of January 19, 2011, among China Stationery and Global Arena Holding. Under Section 251 of the Delaware General Corporation Law, the approval of China Stationery's board of directors and the affirmative vote of the holders of a majority of the outstanding common stock entitled to vote are required to approve and adopt the Merger Agreement. China Stationery's sole director approved the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, at a meeting of the board of directors duly convened and held on January 19, 2011. The Merger Agreement was executed and delivered by the parties on January 19, 2011.

On January 19, 2011, immediately following the execution and delivery of the Merger Agreement, and as a condition and inducement to the willingness of Global Arena to enter into the Merger Agreement, certain shareholders, who held, as of the date of the Merger Agreement, over 51% of the issued and outstanding common shares entitled to vote on the adoption of the Merger Agreement, executed and delivered to Global Arena Holding a written consent in accordance with Section 228 of the DGCL and China Stationery's By-laws approving the transactions contemplated thereby, including the Merger. As a result of the certain shareholder's written consent, no further action by any other China Stationery stockholder is required in connection with the adoption of the Merger Agreement.

Federal securities laws state that the Merger may not be completed until 20 days after the date of mailing of this information statement to China Stationery stockholders. Therefore, notwithstanding the execution and delivery of the written consent, the Merger cannot occur until that time has elapsed. Global Arena Holding and China Stationery are obligated to complete the Merger under the terms of the Merger Agreement subject to the conditions set forth therein, all of which we expect to be satisfied at the end of such 20 day period. Therefore, we expect the Merger to close on or about March 10, 2011; however, there is no assurance that the Merger will close at that time, or at all.

Record Date
-----------
China Stationery's board of directors set January 19, 2011 as the record date for determining stockholders entitled to receive this information statement and notice of written consent and appraisal rights set forth in this information statement. On such date, the certain shareholders, who on such date owned shares representing over 51% of the outstanding common shares entitled to vote on the adoption of the Merger Agreement, executed and delivered to China Stationery and Global Arena Holding a written consent adopting the Merger Agreement.

Background of the Merger
------------------------
As part of our ongoing evaluation of the business, board of directors reviewed possible strategic directions for China Stationery in light of our financial performance, developments in the industry, and the competitive markets in which we operate. During these meetings the directors also addressed possible strategic and restructuring alternatives, including acquisitions, a sale or strategic merger of China Stationery, the termination of certain operations of China Stationery or the sale of certain assets or subsidiaries of China Stationery, capital formation or other investment transactions, and continuing operations on a standalone basis. Given the challenging environment facing China Stationery, including its lack of operating profit and liquidity constraints, the board of directors discussed strategic and restructuring alternatives at substantially all of its meetings over the six months, including considering whether to remain a standalone public company.

For the past two years ended December 31, 2009 and 2008 and the nine months ended September 30, 2010, China Stationery has faced significant financial difficulty. China Stationery had a net loss of $1,945,113, $2,150,955 and $554,717, respectively for those periods. In the second and third quarter of 2010, in light of our losses and liquidity requirements, through the use of advisors, we explored potential sources of financing and other strategic alternatives. At this time and throughout the process outlined below, there was substantial doubt of our ability to continue as a going concern. Additionally, throughout the process outlined below, our continued operations were dependent on our ability to increase revenues, reduce our debt, secure additional financing and strengthen our liquidity position.

Wei Chenghui, the then sole officer and director, through his business associates, contacted potential investors and acquirers to solicit interest in an investment in or acquisition of China Stationery. After negotiations with an advisor to and officers of Global Arena Holding, Wei Chenghui resigned all held corporate offices in anticipation of a subsequent change in control of the registrant. On October 27, 2010, John Matthews and Josh Winkler, current officers and directors of Global Arena Holding, were appointed to the board of directors of China Stationery.

On January 1, 2011, Wei Chenghui, as manager of Ningbo Binbin
Stationery Co., Ltd., exercised the call option pursuant to the exercise provisions of an Assignment and Assumption and Management Agreement.

Pursuant to an Assignment and Assumption and Management Agreement dated October 27, 2010, China Stationery granted the manager an irrevocable call option to acquire all of the registered capital of the Ningbo Binbin. The manager also granted to China Stationery an irrevocable put option to cause the manager to purchase all of the registered capital of Ningbo Binbin. Either the put option or the call option could be exercised at any time when Ningbo Binbin does not represent substantially all of the assets of the registrant. In addition, the call option could be exercised by the manager at any time on or after January 1, 2011.

	Upon exercise of the call option, the manager delivered to China Stationery, duly endorsed for transfer to the registrant, one or more certificates representing in aggregate three million seven hundred ninety six thousand nine hundred thirty eight (3,796,938) shares of the registrant's common stock and a written personal and unconditional guarantee of the obligations of Ningbo Binbin. China Stationery will provide any reasonable assistance required by the manager to affect the registration with the government of China of the transfer of the registered capital of Ningbo Binbin.

Recommendation of the Board of Directors
--------------------------------------------
After careful consideration, the board of directors (i) determined that the Merger and the other transactions contemplated by the Merger Agreement are in the best interests of, the stockholders of China Stationery and (ii) approved the Merger Agreement and other transactions contemplated by the Merger Agreement. After careful consideration, the board of directors:
   - approved and declared advisable the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement,

   - declared that it was in the best interests of China Stationery's stockholders that China Stationery enter into the Merger Agreement and consummate the Merger and the other transactions contemplated by the Merger Agreement,
   - directed that the Merger Agreement be submitted for adoption by China Stationery's stockholders; and
   - recommended to China Stationery's stockholders that they adopt the Merger Agreement.

Reasons for the Merger
----------------------
Though numerous options were explored through an extensive and lengthy process, the board of directors each determined that none of the other options were able to provide the value to China Stationery's stockholders and creditors as that afforded by the Merger. In the course of making their respective determinations, the board of directors consulted with and relied on the advice and recommendations of financial and legal advisors, and considered the short-term and long-term interest and prospects of China Stationery, and its stockholders and creditors, including the following material factors that we believe support the determinations (which are not intended to be exhaustive and are not in relative order of importance):

   - the belief of the board of directors that, as a result of negotiations between the parties, we have obtained the highest value per share that Global Arena Holding is willing to accept;
   - the belief of the board of directors that, in light of the extensive and lengthy exploration, through the efforts of our financial advisors, members of our board of directors and members of our senior management, of possible alternative transactions, pursuant to which several potential investors and/or acquirers were contacted is the highest value per share reasonably attainable;
   - the likelihood of completing the Merger given both the strength of Global Arena Holding's financial condition and that there were no financing contingencies;
   - our current and anticipated future liquidity requirements that we do not expect to be able to fund from operations, our limited operating capital and our inability to comply with the financial in the short-term and the long-term without a significant capital infusion;
   - our continued operations are dependent on our ability to secure additional financing and substantially strengthen our liquidity position, and if we fail to do so, there would be substantial doubt about our ability continue as a going concern/
   - the likelihood of completing an alternative acquisition transaction, given our prior inability to do so and the state of the capital markets, the need for a substantial amount of equity and debt financing to complete any such transaction, as well as the expectation that the accretive value to China Stationery resulting from any such alternative transaction was not projected to exceed the share exchange ratio to be made in connection with the Merger;

   - the board of directors' familiarity with the business, operations, prospects, business strategy, properties and assets of China Stationery, including the competitive environment, the risks inherent in planned new product development and the competitive situation;
   - the extensive and lengthy exploration, through the efforts of our financial advisors, members of our board of directors and members of our senior management, of possible alternative transactions, pursuant to which several potential investors and/or acquirers were contacted;
   - the belief that the Merger creates the most beneficial combination available to China Stationery of immediate and assured benefit to stockholders, and continuity for customers and employees; and
   - that China Stationery's stockholders who meet certain conditions will be entitled to appraisal rights under the DGCL in connection with the Merger.

In the course of their respective deliberations, the board of directors also identified and considered a variety of risks and other countervailing factors related to entering into the Merger Agreement and the transactions contemplated by the Merger Agreement (which are not intended to be exhaustive and are not in relative order of importance), including:
   - that, while the Merger is expected to be completed, there are no assurances that all conditions to the parties' obligations to complete the Merger will be satisfied or waived, and, as a result, it is possible that the Merger may not be completed;
   - the restrictions being experienced in the conduct of China Stationery's business prior to the completion of the Merger, require China Stationery to conduct its business in the ordinary course, to use its reasonable best efforts to preserve intact its business organization, and to preserve its goodwill with suppliers, customers and others having material business relationships with it, may delay or prevent China Stationery from undertaking business opportunities that may arise pending completion of the Merger;
   - that China Stationery's executive officers and directors, may have interests, directly or indirectly, in the Merger that are different from, or in addition to, those of China Stationery's other stockholders, including those set forth in the escrow agreement, the contribution agreements, the purchase and sale agreement and the employment agreements;

The foregoing discussion of the factors considered by China Stationery's board of directors is not intended to be exhaustive, but does set forth the material factors considered by them. China Stationery's board of directors reached their conclusions to approve the Merger Agreement and the related transactions in light of the various factors described above and other factors that their members believed were appropriate. In view of the wide variety of factors considered by China Stationery's board of directors in connection with its evaluation of the Merger and the related transactions and the complexity of these matters, the members did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors considered in reaching this decision and did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to the ultimate determination of China Stationery's board of directors. Rather, China Stationery's board of directors made their respective recommendations based on the totality of information presented to and the investigation conducted by them. In considering the factors discussed above, individual directors may have given different weights to different factors.

OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER
AGREEMENT AND THE MERGER AND RECOMMENDED THAT OUR STOCKHOLDERS ADOPT THE MERGER AGREEMENT.

Funding of the Merger
---------------------
The Merger is not conditioned on any financing arrangements. We estimate that the total amount of funds necessary to complete the Merger and the related transactions will be approximately $20,000. We expect, and Global Arena Holding has provided representations and warranties to us in the Merger Agreement, that Global Arena Holding will have sufficient cash on hand to fund this amount.

Conditions to the Merger
------------------------
Each of China Stationery's and Global Arena Holding's obligation to complete the Merger is subject to the satisfaction or waiver of the following conditions:

   - the adoption of the Merger Agreement and approval of the transactions contemplated thereby, including the Merger, by certain shareholders, which occurred when the certain shareholders executed and delivered a written consent to China Stationery and Global Arena
Holding on January 19, 2011 as described above;

   - the distribution of this information statement to our stockholders and the passage of at least 20 calendar days following such distribution;
   - the absence of legal prohibitions on the completion of the Merger; and
   -  the receipt of all regulatory approvals.

In addition, Global Arena Holding's obligations to complete the Merger are subject to the satisfaction or waiver of the following additional conditions:
   - China Stationery's representations and warranties in the Merger Agreement being true and correct;
   - China Stationery's performance in all material respects of their respective obligations required to be performed at or prior to the effective date of the Merger;
   -  the absence of a material adverse effect on China Stationery;
   - the delivery to Global Arena Holding by China Stationery of a certificate signed on behalf of China Stationery by a duly authorized officer certifying that the three immediately preceding conditions have been satisfied; and

   - the receipt of all required consents to the Merger and the transactions contemplated by the Merger Agreement.

In addition, China Stationery's obligation to complete the Merger is subject to the satisfaction or waiver of the following additional conditions:
   - Global Arena Holding's representations and warranties in the Merger Agreement being true and correct;
   - Global Arena Holding's performance in all material respects of its obligations required to be performed prior to the effective date of the Merger; and
   - the delivery to China Stationery of a certificate signed by a duly authorized officer of Global Arena Holding certifying that the two immediately preceding conditions have been satisfied.

Termination of the Merger Agreement
-----------------------------------
The Merger Agreement may be terminated at any time prior to the filing of the Articles of Merger with the State of Delaware upon the mutual written consent of China Stationery and Global Arena Holding.

Material U.S. Federal Income Tax Consequences of the Merger to Our
Stockholders
------------------------------------------------------------------
A United States holder of our common shares receiving cash due to the exercise of appraisal rights generally will recognize capital gain or loss for United States federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received and the holder's adjusted tax basis in our common shares surrendered. Any such gain will be long term capital gain subject to tax at capital gain rates if you have held the common shares for more than one year or as short term capital gain subject to tax at ordinary income rates if you have held the common shares for one year or less. You are strongly urged to consult your own tax advisor for a full understanding of how the Merger will affect your particular tax circumstances.

Interests of Directors and Officers in the Merger
-------------------------------------------------
You should be aware that our officers and directors may have interests, either directly or indirectly, in the Merger that may be different from, or in addition to, your interests as a stockholder and that may present actual or potential conflicts of interest. John Matthews and Josh Winkler are officers and directors of China Stationery and officer, directors and principal shareholders of Global Arena Holding. After the Merger, John Matthews shall indirectly hold 12,108,000 common shares (65.77%). After the Merger, Josh Winkler shall directly hold 54,000 common shares and indirectly hold 9,085,844 common shares (49.64%).

Our board of directors was aware of these interests and considered that these interests may be different from, or in addition to, the interests of our stockholders generally, among other matters, in making their respective determinations regarding the Merger Agreement.

Market Price of China Stationery Common Stock and Dividend Information
----------------------------------------------------------------------
Our common shares are quoted on the over-the-counter bulletin board under the trading symbol "CSOF.OB." The closing sale price of the common shares on December 29, 2010, which was the last trading day before the execution of the Merger Agreement, was $.0374 per common share.

Appraisal Rights
----------------
The discussion of the provisions set forth below is not a complete summary regarding your appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of the DGCL, which are attached as Annex B to this information statement and incorporated herein by reference. Holders of record of Common Stock intending to exercise appraisal rights should carefully review Annex B. Failure to precisely satisfy any of these statutory procedures and requirements set forth in Annex B may result in a termination or waiver of your appraisal rights under applicable law. Therefore, this summary and Annex B should be reviewed carefully in its entirety by any stockholder who wishes to exercise statutory appraisal rights or who wishes to reserve the right to do so.

Under the DGCL, stockholders of record of China Stationery Common Stock are entitled to appraisal rights for any or all of the shares of Common Stock held by them at the effective date provided that they comply with the conditions established by Section 262 of the DGCL.
To exercise and perfect appraisal rights, a record holder of our common shares must follow the statutory procedures of Section 262 required to be followed by a stockholder to perfect appraisal rights. Annexed as Annex B to this information statement is a copy of Section 262 in its entirety, which sets forth your statutory rights of appraisal and the procedures for effecting these rights.

Section 262 sets forth the procedures a stockholder must follow to have his, her or its shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such common shares. The statutory rights of appraisal granted by Section 262 are subject to strict compliance with the procedures set forth in Section 262.

Under the DGCL, holders of our common shares who follow the procedures set forth in Section 262 of the DGCL will be entitled to have their shares appraised by the Court and to receive payment in cash of the "fair value" of those shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger.

Under Section 262, where a merger agreement relating to a proposed merger is adopted by stockholders acting by written consent in lieu of a meeting of stockholders, either a constituent corporation before the effective time of the merger or the surviving or resulting corporation, within 10 days after the effective time of the merger, must notify each stockholder of each constituent corporation entitled to appraisal rights of the merger and that appraisal rights are available to such stockholders, and must include in each such notice a copy of
Section 262. This information statement constitutes notice to holders of China Stationery's Common Stock concerning the availability of appraisal rights under Section 262 and Section 262 is annexed to this information statement as Annex B. Any stockholder who wishes to exercise such appraisal rights or who wishes to preserve such stockholder's right to do so should review the following discussion and Annex B carefully, because failure to timely and properly comply with the procedures specified will result in the loss of appraisal rights under the DGCL.

A stockholder of record of common shares electing to exercise appraisal rights must deliver to China Stationery a written demand for the appraisal of his, her or its common shares within 20 days after the date of mailing of this information statement. Accordingly, this 20-day period will terminate on March 10, 2011. Such demand for appraisal will be sufficient if it reasonably informs China Stationery of the identity of the stockholder of record and that the stockholder intends to demand appraisal of his, her or its common shares. If you wish to exercise your appraisal rights you must be the record holder of such common shares on the date the written demand for appraisal is made and you must continue to hold such shares through the effective date of the Merger. Accordingly, a stockholder who is the record holder of common shares on the date the written demand for appraisal is made, but who thereafter transfers such shares prior to the effective date of the Merger, will lose any right to appraisal in respect of such shares.

Only a stockholder of record of common shares on the effective date of the Merger is entitled to assert appraisal rights for the common shares registered in her, his or its name. The demand for appraisal should be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the stockholder's stock certificates and must state that such person intends thereby to demand appraisal of his, her or its shares. If the shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand for appraisal must be made in that capacity, and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand for appraisal must be executed by or on behalf of all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal on behalf of a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner.

A record holder such as a broker who holds shares as nominee for several beneficial owners may exercise appraisal rights with respect to the common shares held for one or more beneficial owners while not exercising such rights with respect to the shares held for other beneficial owners; in such case, the written demand must set forth the number of shares as to which appraisal is sought. Where the number of common shares is not expressly stated, the demand will be presumed to cover all common shares held in the name of the record owner. If you hold your shares in brokerage accounts or other nominee forms and wish to exercise your appraisal rights, you are urged to consult with your broker to determine the appropriate procedures for the making of a demand for appraisal.

All written demands for appraisal of shares must be mailed or delivered to: China Stationery, Inc. 708 Third Avenue New York City, NY 10017,
Attention: Chief Financial Officer.

China Stationery must send a notice of the effective date of the Merger either prior to the effective date of the Merger or within 10 days thereafter. If the notice of the effective date of the Merger is sent more than 20 days following the sending of this notice, the notice of the effective date of the Merger need only be sent to stockholders who have demanded appraisal rights.

Within 120 days after the effective date of the Merger, China Stationery or any stockholder who has satisfied the provisions of
Section 262 may commence an appraisal proceeding by filing a petition with the Court, with a copy served on China Stationery in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares held by such stockholders entitled to appraisal rights. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal for their shares. Stockholders seeking to exercise appraisal rights should not assume that China Stationery will file a petition with respect to the appraisal of the value of their shares or that China Stationery will initiate any negotiations with respect to the "fair value" of such shares. Accordingly, it is the obligation of each stockholder to initiate all necessary action to perfect such stockholder's appraisal rights within the time periods prescribed by Section 262.

Within 120 days after the effective date of the Merger, any stockholder who has complied with the requirements for exercise of appraisal rights, as discussed above, will be entitled, upon written request, to receive from China Stationery a statement setting forth the aggregate number of shares with respect to which demands for appraisal have been made and the aggregate number of holders of such shares. Such statement must be mailed within 10 days after the written request therefore has been received by China Stationery or, if later, within 10 days after the expiration of the period for delivery to China Stationery of appraisal demands. A person who is the beneficial owner of common shares held in a voting trust or by a nominee on behalf of such person may, in such person's own name, request such a statement from China Stationery and may also file a petition for appraisal.

If a petition for an appraisal is timely filed and a copy thereof served upon us, we will then be obligated, within 20 days, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of the stockholders who have demanded appraisal of their shares and with whom agreements as to the value of their shares have not been reached. After notice to the stockholders as required by the Court, the Court is empowered to conduct a hearing on such petition to determine those stockholders who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Court may require the stockholders who have demanded an appraisal for their shares and who hold shares represented by certificates to submit their certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

After the Court determines which stockholders are entitled to appraisal of their common shares, the appraisal proceeding shall be conducted in accordance with the rules of the Court, including any rules specifically governing appraisal proceedings. Through such proceeding, the Court shall determine the fair value of such common shares exclusive of any element of value arising from the accomplishment or expectation of the Merger with interest thereon to be paid in accordance with Section 262 as the Court so determines.

Stockholders considering seeking appraisal should bear in mind that the fair value of their shares determined under Section 262 could be more, the same, or less than the fair market value. Moreover, China Stationery does not anticipate offering more than the per share value of the last trading date prior to the execution of the Merger Agreement to any stockholder exercising appraisal rights and reserves the right to assert, in any appraisal proceeding, that, for purposes of
Section 262, the "fair value" of a common share is less than the per share value at that date. In determining "fair value" of shares, the Delaware Court will take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court stated that such factors include "market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which were known or which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation." In Weinberger, the Delaware Supreme Court stated that "proof of value by any techniques or methods generally considered acceptable in the financial community and otherwise admissible in Court" should be considered in an appraisal proceeding.

When the fair value is so determined, the Court shall direct the payment of the fair value of the shares, with interest thereon to be paid in accordance with Section 262 and as the Court so determines, to the dissenting stockholders entitled thereto, upon the surrender to China Stationery by such dissenting stockholders of the certificates representing such shares. Unless the Court, in its discretion, sets a different interest rate for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Merger through the date the judgment is paid at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Merger and the date of payment of the judgment. The costs of the appraisal proceeding (which do not include attorneys' or expert fees or expenses) may be determined by the Court and taxed against the parties as the Court deems equitable under the circumstances. Upon application of a dissenting stockholder, the Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination or assessment, each party bears her, his or its own expenses.

Any stockholder who has duly demanded an appraisal in compliance with
Section 262 will not, after the effective date of the Merger, be entitled to vote the shares subject to such demand for any purpose or be entitled to receive the payment of dividends or other distributions in respect of those shares (other than those payable to stockholders of record as of a date prior to the effective date of the Merger).

If any stockholder who demands appraisal of their shares under
Section 262 fails to perfect or effectively withdraws or loses the right to appraisal, the shares of such stockholder will be treated in accordance with the Merger Agreement. A stockholder will fail to perfect or effectively lose a right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Merger, or if the stockholder delivers to China Stationery a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the Merger, except that (i) any such attempt to withdraw made more than 60 days after the effective date of the Merger requires the written approval of China Stationery, and (ii) no appraisal proceeding in the Court shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, provided, however, that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the Merger within 60 days. China Stationery has no obligation or intention to file such a petition, therefore, any stockholder who desires a petition to be filed is advised to file it on a timely basis.

If you properly demand appraisal of your common shares under
Section 262 of the DGCL but you fail to perfect, or effectively withdraw or lose, your right to appraisal as provided in Section 262 of the DGCL, your common shares will be treated as pursuant to the Merger Agreement. You will fail to perfect, or effectively lose or withdraw, your right to appraisal if, among other things, no petition for appraisal is filed within 120 days after the effective date of the Merger, or if you deliver us a written withdrawal of your demand for appraisal. Any such attempt to withdraw an appraisal demand more than 60 days after the effective date of the Merger will require our written approval.

If you desire to exercise your appraisal rights, you must strictly comply with the procedures set forth in Section 262. Failure to take any required step in connection with the exercise of appraisal rights will result in the termination or waiver of such rights. In view of the complexity of Section 262, stockholders who may wish to pursue appraisal rights should consult their legal advisors.

Proforma Condensed Combined Financial Statements
------------------------------------------------

          CHINA STATIONERY AND OFFICE SUPPLY, INC. AND SUBSIDIARIES
                   GLOBAL ARENA HOLDING SUBSIDIARY CORP.
      INTRODUCTION TO PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined financial statements give effect to the proposed merger between China Stationery and Office Supply, Inc. and Global Arena Holding Subsidiary Corp., entered into under the Agreement and Plan of Reorganization on January 19, 2011. Shareholders of Global Arena Holding shall receive 1.5 common shares of the registrant for every common share of Global Arena for an aggregate of eighteen million (18,000,000) common shares. Additionally, the name of China Stationery shall be changed to Global Arena Holding Corp. Prior to the closing of the merger, China Stationery shall effectuate a 1 for 20 reverse stock split of its common shares. As a result, after the reverse stock split, China Stationery shall have a total of 409,524 common shares issued and outstanding.

The unaudited pro forma combined balance sheet combines the balance sheets of China Stationery and Global Arena as if the recapitalization has occurred on December 31, 2010. The pro forma combined statement of operations for the year ended December 31, 2010 combines the historical statements of operations of China Stationery and Global Arena for the year ended December 31, 2010 and gives pro forma effect to the recapitalization as if it were completed on January 1, 2010. References are made to the notes to the pro forma statements and a detailed explanation of these combinations.

The pro forma balance sheet and statements of operations should be read in conjunction with the separate historical consolidated financial statements of China Stationery for the year ended December 31, 2010 and the historical financial statements of Global Arena for the year ended December 31, 2010.

These pro forma condensed combined financial statements may not be indicative of what would have occurred if the reverse acquisition had actually occurred on the indicated dates and they should not be relied upon as an indication of future results of operations.

      China Stationery and Office Supply, Inc. and Subsidiaries
                and Global Arena Holding Subsidiary Corp.
               Pro Forma Condensed Combined Balance Sheets
                        As of December 31, 2010

                                                 Global Arena
                                       China Stationery       Holding        Pro Forma Adjustments
                                Note  Office Supply, Inc.   Subsidiary       ---------------------
                                Ref.  and Subsidiaries(a)   Corp.(b)      Debit   Credit  Combined(a)(b)
                               ----  -------------------   -----------    -----   ------    --------
ASSETS

Cash and cash equivalents       c     $ 1,866,340       $   348,273  $         - $ 1,866,340 $  348,273
Accounts Receivable, net        c       3,587,661                 -            -   3,587,661          -
Inventory                       c       3,423,217                 -            -   3,423,217          -
Advance to Suppliers            c       2,049,989                 -            -   2,049,989          -
Due from clearing broker                        -             5,818            -           -      5,818
Investment in affiliates                        -           480,000            -           -    480,000
Receivables from Affiliates                     -            62,611            -           -     62,611
Advances to registered
 representatives                                -            23,500            -           -     23,500
Fixed assets, net of
 accumulated depreciation       c       7,642,241             1,074            -   7,642,241      1,074
Other Receivable                c         403,487                 -            -     403,487          -
Prepaid expenses                c          53,952             2,123            -      53,952      2,123
Patent and Other
 Intangibles, net               c       1,291,671                 -            -   1,291,671          -
Other Assets                    c         423,532                 -            -     423,532          -
Customer lists, net                             -           140,145            -           -    140,145
                                      -----------       -----------  ----------- ----------- ----------
TOTAL ASSETS                          $20,742,090       $ 1,063,544  $         - $20,742,090 $1,063,544
                                      ===========       ===========  =========== =========== ==========
LIABILITIES AND STOCKHOLDERS' (DEFICIENCY) EQUITY
LIABILITIES
Accounts payable and accrued
 expenses                       c     $ 4,519,380       $    61,211  $ 4,519,380  $        -  $  61,211
Notes Payable                   c       1,977,746                 -    1,977,746           -          -
Short-term Bank Loans           c      13,644,000                 -   13,644,000           -          -
Advanced from Customers         c       1,040,420                 -    1,040,420           -          -
Commissions payable                             -                 -            -           -          -
Payable to affiliates                           -                 -            -           -          -
Derivative liability                            -           343,000            -           -    343,000
                                      -----------       -----------  ----------- ----------- ----------
TOTAL LIABILITIES                      21,181,546           404,211   21,181,546           -    404,211
                                      -----------       -----------  ----------- ----------- ----------
Non-controlling interests in
  Consolidated Subsidiary:                (58,526)        (112,107)            -      58,526  (112,107)

STOCKHOLDERS' (DEFICIENCY) EQUITY:
Common stock, par value
 $0.0001 per share;             c, d       11,987            1,200        11,987         600      1,800
Additional paid-in capital      c       1,198,013        2,170,800     1,198,013           -  2,170,200
Accumulated Deficit             c      (3,629,433)      (1,400,560)            -   3,629,432 (1,400,560)
Statutory Reserve               c         590,380                -       590,380           -          -
Accumulated Other
 Comprehensive Income           c       1,448,122                -     1,448,122           -          -
                                      -----------      -----------   ----------- ----------- ----------
TOTAL STOCKHOLDERS' (DEFICIENCY) EQUITY  (380,931)         771,440     3,248,502   3,630,032    771,400
                                      -----------      -----------   ----------- ----------- ----------
TOTAL LIABILITIES AND
STOCKHOLDERS' (DEFICIENCY) EQUITY     $20,742,090      $ 1,063,544   $24,430,048 $(3,688,558)$1,063,544
                                      ===========      ===========   =========== =========== ==========

          China Stationery and Office Supply, Inc. and Subsidiaries
                 and Global Arena Holding Subsidiary Corp.
                Pro Forma Combined Statements of Operations
                   For The Year Ended December 31, 2010

                                    China Stationery   Global Arena
                                   Office Supply, Inc.   Holding        Pro Forma Adjustments
                             Note        and       .   Subsidiary       ---------------------
                             Ref.    Subsidiaries(a)    Corp.(b)       Debit        Credit  Combined(a)(b)
                             ----    --------------   -----------      -----        ------    --------
REVENUES
Net Sales                      c   $14,962,319       $        -   $14,962,319 $         - $        -
Investment advisory fees                     -           836,146             -           -    836,146
Commissions and other                        -            16,814             -           -     16,814
Government Subsidy Income      c         2,470                 -         2,470           -          -
Non-operation Income           c       210,011                 -       210,011           -          -
                                   -----------       -----------   ----------- ----------- ----------
TOTAL REVENUES                      15,174,800           852,960    15,174,800           -    852,960

OPERATING EXPENSES
Cost of Goods Sold             c   $13,399,760       $         -   $         - $13,399,760 $        -
Sales Expenses                 c       451,694                 -             -     451,694          -
Commissions                                  -           641,239             -           - $  641,239
Salaries and benefits                        -           567,075             -           - $  567,075
Occupancy                                    -           141,610             -           - $  141,610
Business development                         -           155,902             -           - $  155,902
Professional fees                            -           127,029             -           - $  127,029
Clearing and operations                      -            36,806             -           - $   36,806
Communication and data                       -            11,940             -           - $   11,940
Regulatory fees                              -            13,838             -           - $   13,838
Office and other expense                     -            39,635             -           - $   39,635
General and Administrative
 Expenses                       c      862,068                 -             -     862,068 $        -
Interest Expense                c      940,574                 -             -     940,574 $        -
                                   -----------       -----------   ----------- ----------- ----------
TOTAL OPERATING EXPENSES            15,654,096         1,735,074             -  15,654,096  1,735,074

LOSS BEFORE INCOME TAXES              (479,296)         (882,114)   15,174,800 (15,654,096)  (882,114)
Loss from Continuing Operations       (479,296)         (882,114)   15,174,800 (15,654,096   (882,114)
                                   -----------       -----------   ----------- ----------- ----------
Non-controlling Interest        c       63,706                 -        63,706           - $        -

NET LOSS                              (415,590)         (882,114)   15,238,506 (15,654,096)  (882,114)
                                   -----------       -----------   ----------- ----------- ----------
Other Comprehensive (Loss) Income:
  Unrealized Gain (loss) on Foreign
    Currency Translation        c       42,699                 -        42,699           - $        -
                                   -----------       -----------   ----------- ----------- ----------
Comprehensive Loss                 $  (372,891)      $  (882,114)            - $  (372,891)$ (882,114)
                                   ===========       ===========   =========== =========== ==========
Weighted Average Common Shares-
  Basic and Diluted                 11,987,427                                             15,632,458
                                   ===========                                             ==========
Earnings per Common Share-
Basic and Diluted                  $     (0.04)                                            $    (0.05)
                                   ===========                                             ==========

        China Stationery and Office Supply, Inc. and Subsidiaries
                and Global Arena Holding Subsidiary Corp.
         Notes to Condensed Combined Pro Forma Financial Statements

(a) Derived from the audited balance sheets and income statements of China Stationery and subsidiaries for the years ended December 31, 2010 and December 31, 2009

(b) Derived from the audited balance sheets and income statements of Global Arena for the year ended December 31, 2010 and the period
February 24, 2009 (Inception) through December 31, 2009.

(c) Reflects elimination of prior operations of China Stationery and subsidiaries pursuant to the proposed merger, the sale of the subsidiary of China Stationery and as a result of the change in its business plan. The business of China Stationery was distributed to the previous owners.

(d) Reflects the issuance of 18,000,000 shares of China Stationery in connection with the reverse merger.

2. APPROVAL OF CHANGE OF THE NAME OF CHINA STATIONERY TO GLOBAL ARENA HOLDING CORP. TO MORE ACCURATELY REFLECT THE BUSINESS OF CHINA
STATIONERY

Pursuant to the Merger Agreement, China Stationery shall acquire Global Arena Holding. As a result, almost all of China Stationery's business operations shall be made through the current subsidiaries of Global Arena Holding. Also, due to the change in the nature of China Stationery's business operations and the call option exercised by Wei Chenghui, manager of Ningbo Binbin, the name of China Stationery no longer represents its business.

Changing our name will not have any effect on our corporate status. In the future, new stock certificates will be issued bearing our new name.

OUR BOARD OF DIRECTORS APPROVED AND DECLARED ADVISABLE THE MERGER
AGREEMENT WHICH INCLUDES THE NAME CHANGE AND RECOMMENDED THAT OUR
STOCKHOLDERS ADOPT THE MERGER AGREEMENT AND SUBSEQUENT NAME CHANGE.


3.  APPROVAL OF A REVERSE STOCK SPLIT

Prior to the closing of the merger, China Stationery shall effectuate a 1 for 20 reverse stock split of its common shares. As a result, after the reverse stock split, China Stationery shall have a total of 409,524 common shares issued and outstanding. This assumes the cancellation of 189,847 post split common shares.

Our board of directors has approved the reverse stock split. Stockholders holding a majority of the outstanding common shares have approved the reverse split by written consent. The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 100,000,000.
Our board of directors believes that the reverse split is in our best interests, principally because it may increase the bid price of our
common shares.   The current bid price of our common shares on the Over
The Counter Bulletin Board is $0.01. Our board of directors agreed to the reverse stock split as a condition of the merger with Global Arena Holding.

Our board also believes that we need to seek additional financing to fund our business plan and that the reverse split is a necessary prerequisite to conducting financings.

Our board of directors also believes that the current price of our common stock impairs an efficient market in our common stock. This is due to several factors that impact lower priced stocks, including

   - a reluctance among certain institutions to invest in low priced securities,
   - internal restrictions imposed by many securities firms on the solicitation of orders for low priced stocks by stockbrokers,
   - the ineligibility of our common stock for margin loans due to its low share price,

   - a reluctance among analysts to write research reports on low priced stocks due to the preceding factors, and
   - high transaction costs relative to share price due to the prevailing rule that commissions charged on the purchase and sale of stock, as a percentage of share price, are higher on lower priced stocks.

Our board of directors believe that even if we are unable to conduct successful financings, the reverse split will have the effect of increasing the market price per common share and, while the board of directors believe that the reverse split will not immediately alleviate all the above factors, it does believe that such increase may, over time, alleviate some or all of the factors noted above and lead to a more efficient market in our common stock. In addition, an increase in the per share price of our common shares may also generate greater investor interest in our common shares, thereby possibly enhancing the marketability of our common shares to the financial community.

The immediate effect of the reverse split, if effected, would be to reduce the number of issued and outstanding common shares from approximately 11,987,427 common shares to 409,524 common shares (assumes the cancellation of 189,847 post split common shares prior to the merger). The par value of our common stock will remain $0.001 per share and the number of shares of common stock authorized to be issued will remain at 100,000,000. The reverse split will not reduce or affect our authorized preferred shares.

The current number of holders of record of our common stock is approximately 654. This includes shareholders holding their common stock in street name. Following the reverse split, the number of our stockholders of record will remain approximately 654, as any of our stockholders with less than one share will be rounded up in the exchange to one share.

Although the reverse split may increase the per share market price of our common stock, an increase in price can neither be assured nor calculated with certainty. The per share market price of our common stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the reverse split and such per share market price may be less than the proportionate increase in the number of shares outstanding as a result of the reverse split. There can be no assurance that the reverse split will lead to a sustained increase in the per share market price of our common shares or that the factors discussed above that we believe impair an efficient market in our common shares will be alleviated. Stockholders should also be aware that the reverse split may result in a decrease in the trading volume of the common shares due to the decrease in the number of outstanding shares. The per share market price of our common shares may also change as a result of other unrelated factors, including our business activities performance and other factors related to our business as well as general market conditions.

No Fractional Shares
--------------------
No fractional shares will be issued. Stockholders who would otherwise be entitled to a fractional share as a result of the reverse split will receive one whole share of our common stock in lieu of the fractional share. No stockholders will receive cash in lieu of fractional shares.

Authorized Shares
-----------------
The reverse split would affect all issued and outstanding shares of our common stock and outstanding rights to acquire our common stock. Upon the effectiveness of the reverse split, the number of authorized shares of our common stock that are not issued or outstanding would increase due to the reduction in the number of common shares issued and outstanding based on the reverse split ratio selected by the Board of Directors. As of January 19, 2011, we had 100,000,000 authorized common shares and 11,987,427 common shares issued and outstanding. We will continue to have 2,000,000 authorized shares of preferred stock,
none of which are issued at this time.   Authorized but unissued shares
will be available for issuance, and we may issue such shares in the future. If we issue additional shares, the ownership interest of holders of our common stock will be diluted.

Procedure for Effecting the Reverse Split
-----------------------------------------
Prior to implementation of the reverse split, we shall the proper notification with FINRA. The reverse split will be implemented when that notification is completed.

The reverse split has received the unanimous approval of our board of directors and has also been approved by stockholders holding a majority of our outstanding shares of common stock.

The reverse split will take place on the effective date without any action on the part of the holders of our common stock and without regard to current certificates representing common shares being physically surrendered for certificates representing the number of common shares each stockholder is entitled to receive as a result of the reverse split. New certificates for common shares will not be issued at this time. Stockholders who hold shares in certificated form should not do anything with their certificates at this time.

Effect on Registered and Beneficial Stockholders
------------------------------------------------
Upon a reverse split, we intend to treat stockholders holding our common stock in "street name", through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to affect the reverse split for their beneficial holders holding our common stock in "street name." However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse split. If you hold your common shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Potential Anti-Takeover Effect
------------------------------
The reverse split could adversely affect the ability of third parties to takeover or change the control of the our company by, for example, permitting issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of our company with another company. Although the increased proportion of unissued authorized shares to issued shares could, under certain circumstances, have an anti-takeover effect, the reverse split is not in response to any effort of which we are aware to accumulate shares of our common stock or obtain control of our company, nor is it part of a plan by management to recommend a series of similar amendments to the our board and stockholders.

No Appraisal Rights
-------------------
Under Delaware General Corporation Law, stockholders are not entitled to appraisal rights with respect to the reverse split, and we will not independently provide stockholders with any such right.

Accounting Matters
------------------
The reverse split will not affect the par value of our common stock. As a result, as of the effective time of the reverse split, the stated capital attributable to our common stock on our balance sheet will be reduced proportionately based on the reverse split ratio and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per-share net income or loss and net book value of our common stock will be restated because there will be fewer shares of our common stock outstanding.

Federal Income Tax Consequences of the Reverse Stock Split
The following is a summary of certain material United States federal income tax consequences of the reverse split, does not purport to be a complete discussion of all of the possible federal income tax consequences of the reverse split and is included for general information only. Further, it does not address any state, local or foreign income or other tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the United States federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the pre-reverse split shares were, and the post-reverse split shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. Each stockholder is urged to consult with such stockholder's own tax advisor with respect to the tax consequences of the reverse split. As used herein, the term United States holder means a stockholder that is, for federal income tax purposes: a citizen or resident of the United States; a corporation or other entity taxed as a corporation created or organized in or under the laws of the United States, any State of the United States or the District of Columbia; an estate the income of which is subject to federal income tax regardless of its source; or a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust.

No gain or loss should be recognized by a stockholder upon such stockholder's exchange of pre-reverse split shares for post-reverse split shares pursuant to the reverse split. The aggregate tax basis of the post-reverse split shares received in the reverse split will be the same as the stockholder's aggregate tax basis in the pre-reverse split shares exchanged therefor. The stockholder's holding period for the post-reverse split shares will include the period during which the stockholder held the pre-reverse split shares surrendered in the reverse split.

Our view regarding the tax consequences of the reverse split is not binding on the Internal Revenue Service or the courts. ACCORDINGLY, EACH STOCKHOLDER SHOULD CONSULT WITH HIS OR HER OWN TAX ADVISOR WITH RESPECT TO ALL OF THE POTENTIAL TAX CONSEQUENCES TO HIM OR HER OF THE REVERSE SPLIT.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following tabulates holdings of shares of China Stationery by each person or entity who, subject to the above, as of April 18, 2011, holds of record or is known by management to own beneficially more than 5.0% of the common shares and, in addition, by all directors and officers of the registrant individually and as a group. Each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name. Additionally, the following tabulates holdings of the shares of China Stationery assuming completion of the merger with Global Arena Holding and completion of the reverse split.

                                                    Percentage of       Number of        Percentage of
                                       Number        Outstanding      Shares After    Outstanding Shares
Name and Address                     of Shares      Common Shares      Merger and       After Merger and
Name and Address                 Prior to Merger   Prior to Merger    Reverse Split       Reverse Split
----------------                 ---------------   ---------------    -------------    ----------------
John Matthews(1)(2)
708 Third Avenue
New York City, NY 10017                    0             0.00%         12,108,000             65.77%
                                                                        (indirect)
Josh Winkler(2)
708 Third Avenue                                                           54,000               .29%
New York City, NY 10017                    0             0.00%          9,085,844             49.35%
                                                                        (indirect)
Wei Chengthui(3)
c/o Ningbo Binbin
Ziqtouhu Chenghuan Town
Nighai City Zheijang China 315611    499,635             4.17%                  0              0.00%


All Directors & Officers(1)(2)
as a group (3 persons)               499,635 	     4.17%        12,162,000              66.06%

Other 5% Shareholders
Bin Wei
c/o Ningbo Binbin
Ziqtouhu Chenghuan Town
Nighai City Zheijang China 315611    599,548             5.00%                  0              0.00%

Jufen Hu
c/o Ningbo Binbin
Ziqtouhu Chenghuan Town
Nighai City Zheijang China 315611  2,697,981            22.51%                  0              0.00%

Cede & Co
P.O. Box 222
Bowling Green Station
New York, NY 10274                 2,582,146            21.54%            129,107              0.07%

Ubequity Capital Partners, Inc.(4)
36 Lombard Street Suite 700
Toronto, ON M5C 2X3                        0             0.00%          2,625,000             14.26%

Broadsword Holding LLC(1)
708 Third Avenue
New York City, NY 10017                    0             0.00%          9,085,844             49.35%

JSM Capital Holding Corp.(2)
708 Third Avenue
New York City, NY 10017                    0             0.00%          3,022,157             16.42%

(1)John S. Matthews, an officer and director of both China Stationery and Global Arena Holding is the chairman of JSM Capital Holding Corp.
(2)John S. Matthews and Josh Winkler, officers and directors of both China Stationery and Global Arena Holding are the Managing Members of Broadsword Holding LLC.
(3) On January 1, 2011, Wei Chenghui, as manager of Ningbo Binbin Stationery Co., Ltd., exercised the call option pursuant to the exercise provisions of an Assignment and Assumption and Management Agreement. Upon exercise of the call option, Mr. Wei Chenghui delivered to China Stationery, duly endorsed for transfer to the registrant, one or more certificates representing in aggregate three million seven hundred ninety six thousand nine hundred thirty eight (3,796,938) shares of the registrant's common stock. The common shares shall be cancelled by China Stationery prior to the close of the merger.
(4)Martin Doane, a non-affiliate, is the managing member of Ubequity Capital Partners, LLC.

The above table does not include the exercise of any currently outstanding warrants in Global Arena Holding.

                 DIRECTORS AND EXECUTIVE OFFICERS

The following persons listed below have been retained to provide services as director until the qualification and election of his successor. All holders of common stock will have the right to vote for directors.

The board of directors has primary responsibility for adopting and reviewing implementation of the business plan of China Stationery, supervising the development business plan, review of the officers' performance of specific business functions. The board is responsible for monitoring management, and from time to time, to revise the strategic and operational plans of China Stationery. A director shall be elected by the shareholders to serve until the next annual meeting of shareholders, or until his or her death, or resignation and his or her successor is elected. Presently, directors receive no compensation or fees for their services rendered in such capacity.

The Executive Officers and Directors of the registrant are:

Name                            Position             Term(s) of Office
----                            --------             -----------------
John Matthews             Chief Executive Officer     October 27, 2010
                                 Director                to present
Josh Winkler              Chief Financial Officer     October 27, 2010
                                 Director                to present
Wei Chenghui(1)                  Director             2006 to present
(1)Mr. Chenghui shall resign as a director upon completion of the Merger.

Resumes
-------
John Matthews. John Matthews has been the chief executive officer of Global Arena Holding since February 2009. From January 2006 to
February 2008, Mr. Matthews was the president of Clark Dodge, a FINRA registered broker/dealer.

From January 2003 to September 2005, Mr. Matthews was the chairman of JSM Capital Holding Corp., held the independent contractor agreement for two Office of Supervisory Jurisdictions with vFinance Investments, Inc. and was responsible for all supervision of 35 registered representatives.

Concurrently, during the period from January 2003 until October 2004, Mr. Matthews served as the president of vFinance Investments and was responsible for all retail sales of 165 registered representatives and 28 branch offices.

From 2001 through 2003, Mr. Matthews served as Chairman of Ehrenkranz, King & Nussbaum, a NASD broker/dealer.

From 1996 to 2000, Mr. Matthews served as chairman and chief executive officer of Weatherly Securities Corp., a full service NASD brokerage firm. In May 2000, Weatherly Securities was sold to Weatherly International PLC, a publicly-traded company listed on the London Stock Exchange's Alternative Investment Market. From 1992 to 1996, Mr. Matthews worked as a registered representative, qualifying as a NASD Series 24 principal in 1992. Over the course of his career, Mr. Matthews has gained extensive experience with the daily operation and administration of a financial services firm.

Mr. Matthews graduated with a bachelor of arts from Long Island
University in 1986.

Josh Winkler. Josh Winkler has been the chairman of the board of Global Arena Holding since February 2009. Mr. Winkler has extensive background and experience in accounting, operations and financing especially in the healthcare, telecommunications, technology, entertainment, finance, among other sectors. In the last several years, Mr. Winkler has been involved in venture and growth capital financing business representing ultra high net worth individuals. He brings with him an extensive managerial and operation experience. From 2006 to 2008, after his retirement from IDT and Net2Phone, Mr. Winkler worked at BullDog Entertainment, LLC in the entertainment sector in ticketing and promotions, a company which was later sold to Warner Music Group.

From 1995 to 2002, Mr. Winkler served as the president of the retail division of IDT Corporation (NYSE: IDT), where he was an executive officer and member of the board of directors. His executive duties put him in control of the worldwide phone cards division. He also spun off a group known as Net2Phone which was later sold to AT&T. Prior to 1995, Mr. Winkler was the president of a leading medical complex and laboratory that provided family primary and urgent care for over ten years until it was sold. Prior to 1985, Mr. Winkler practiced as a certified public accountant for nearly ten years for national accounting and audit firms including Oppenheimer, Apple, Dixon & Company and other firms with strong taxation practices.

Wei Chenhui. From 2006 to October 27, 2010, Mr. Wei was chief executive officer and chief financial officer of China Stationery. Mr. Wei founded Nigbo Binbin in 1989 and has served as its president and chief executive officer since then. Under Mr. Wei's leadership, Ningbo Binbin has grown into a major participant in the Chinese office supply industry. In 2003, China's Ministry of Commerce included Ningbo Binbin in its list of "Top 100 Private Companies in Export Sales." Mr. Wei attend the Zhejiang Industrial University, with a concentration in business administration

Compensation of Executive Officers and Directors
------------------------------------------------
The following table set forth certain information as to the compensation paid to our executive officers.

                             Summary Compensation Table

Name and                        Cash    Stock     Option     All Other
Principal Position     Year    Salary   Awards    Awards    Compensation   Total
                                ($)      ($)       ($)          ($)         ($)
-------------------    ----   -------   ------    ------   -------------  -------
John Matthews          2010      -         -         -           -           -
CEO                    2009     n/a       n/a       n/a         n/a         n/a

Josh Winkler           2010      -         -         -           -           -
CFO                    2009     n/a       n/a       n/a         n/a         n/a
Wei Chenghui           2010                -         -           -           -
CEO, CFO               2009    16,807      -         -           -           -

Outstanding Equity Awards at Fiscal Year End

The following table sets forth the outstanding stock options to the China Stationery's executive officers.

                              Option Awards

Outstanding Equity Awards at December 31, 2010

               Number of                  Number of
               Securities                 Securities
               Underlying                 Underlying
               Unexercised                Unexercised       Option         Option
                 Options/                  Options/         Exercise     Expiration
Name           Exercisable                Unexercisable      Price          Date
----           -----------                -------------     --------     ----------
John Matthews       -                          -                -             -
Josh Winkler        -                          -                -             -
Wei Chenghui        -                          -                -             -

Director Compensation for 2010
------------------------------
No amounts were paid for compensation of the directors.  China
Stationery does not compensate its directors for their services as such.

         CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This information statement and the documents to which we refer you in this information statement contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are based on our current expectations, estimates, forecasts and projections about our company and our industry. These forward-looking statements reflect our current views about future events and can be identified by terms such as "will," "may," "believe," "anticipate," "intend," "estimate," "expect," "should," "project," "plan" and similar expressions, although not all forward-looking statements contain such identifying words. You are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future events and involve risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results of performance expressed or implied by forward-looking statements, including the risk that the Merger will not close and that China Stationery's business will have been adversely impacted during the pendency of the Merger.

Our actual results could differ materially and adversely from those anticipated in such forward-looking statements as a result of certain factors, including but not limited to, for example:
   - a failure to consummate, or a delay in the consummation of, the Merger for various reasons;
   - our ability to identify, pursue and enter into strategic transactions, while continuing to operate our business;
   - our ability to refinance, replace or restructure our current indebtedness and to comply with the financial covenants and other terms and conditions contained in the agreements governing our indebtedness or any replacement indebtedness;
   - our ability to operate profitably and manage the growth of our business;
   - our ability to introduce new products and services and maintain products and service quality;
   - our ability to implement our business plan in difficult economic conditions and to adapt to changes in economic, political, business or industry conditions;

   - our ability to find additional financing necessary to support our operations and/or strategic objectives while also maintaining our focus on operating and developing our business;
   - our ability to retain, replace and hire experienced senior management;
   - our relationships with our customers, key industry relationships and other third parties on which we rely;
   -  competition in the industries in which we compete;
   -  our ability to protect our intellectual property rights;
   - restrictions on our operations contained in our loan and security agreement or agreement for any replacement indebtedness; and
   - our ability to improve our internal controls over financial reporting.

We caution you against placing undue reliance on forward-looking statements, which are based on information currently available to us as of the date of this information statement. We undertake no obligation to update any of the forward-looking statements made herein, whether as a result of new information, future events, changes in expectations or otherwise. We advise you refer to China Stationery's most recent
Form 10-K, 10-Q and 8-K reports filed with the Securities and Exchange
Commission.

                       ADDITIONAL INFORMATION

We are obligated to file reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended. Our annual reports filed on Form 10-K, quarterly reports filed on Form 10-Q, and current reports filed on Form 8-K are currently on file with the SEC. The public may read and copy any materials that we file with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10:00 a.m. to 3:00 p.m. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that site is http://www.sec.gov.


                     INCORPORATION BY REFERENCE

 The SEC allows China Stationery to incorporate by reference information into this Information Statement. This means that China Stationery can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Information Statement. Any statement contained in a document that is incorporated by reference into this Information Statement is automatically updated and superseded if information contained in this Information Statement, or information that China Stationery later files with the SEC, modifies or replaces the information. China Stationery is incorporating by reference the following items in documents filed by China Stationery with the SEC:

      Annual Report on Form 10-K for the year ended December 31, 2010 Current Report on Form 8-K, as filed with the SEC on January 25,
        2011 and amended on April 4, 2011

China Stationery will provide to each person, including any beneficial owner of common stock, to whom this Information Statement is delivered, a free copy of any or all of the information that has been incorporated by reference into this Information Statement but not delivered with this Information Statement. Please direct your written request to:
China Stationery and Office Supply, Inc., 708 Third Avenue, New York, NY 10017, telephone 212-508-4700. A copy of the annual report on Form 10-K for the year ended December 31, 2010 is also available on the SEC's Internet site at http://www.sec.gov.